Exhibit 15.30

[Official Translation]

ADDENDUM II TO THE TRUSTEE AGREEMENT FOR INDOSAT BONDS VIII

YEAR 2012 WITH FIXED INTEREST RATE

-Number: 48.-

-At 08.40 (forty past eight) Western Indonesia Standard Time.

-On this day, Wednesday, 13-06-2012 (the thirteenth day of June, two thousand twelve).

-Appeared before me, Mistress POERBANINGSIH ADI TARSITO, Sarjana Hukum, Notary Public in Jakarta, in the presence of witnesses known by me, Notary Public, and would be mentioned at the end of this deed.

I.

Mister LEONARDUS SALIM, born on 03-04-1962 (the third day of April, one thousand nine hundred sixty two), Indonesian Citizen, Group Head Treasury of the company to be mentioned hereunder, residing in West Jakarta, Kebon Jeruk Indah, Blok C/12, Rukun Tetangga 008, Rukun Warga 007, Kelurahan Srengseng, Kecamatan Kembangan.

-Holder of ID Card number: 3173080304620006.

-According to his statement in this matter acting by virtue of a power of attorney, privately made, dated 03-04-2012 (the third day of April two thousand and twelve) number: 062/AEB/LGI/12-POA, duly stamped, the original of which is produced to me, Notary Public, of and therefore for and on behalf of:

1.	-Mister Insinyur HARRY SASONGKO TIRTOTJONDRO, Indonesian Citizen, President Director of company to be mentioned hereunder, residing in South Jakarta.

2.	-Mister CURT STEFAN CARLSSON, Sweden National, Director of company to be mentioned hereunder, residing in Central Jakarta.

The principals of which in this matter are represented by him in their capacities as mentioned above, accordingly jointly representing the Board of Directors, for taking legal actions contemplated herein having obtained approval from:

-	The Board of Directors, as evident from the Minutes of Board of Directors Meeting dated 14-02-2012 (the fourteenth day of February, two thousand twelve); and

-	The Board of Commissioners, as evident from the Minutes of the Board Of Commissioners Meeting, dated 08-02-2012 (the eighth day of February, two thousand twelve);

both privately made, the original of which has been shown to me, Notary Public, of and therefore, for and on behalf of and legally representing PT INDOSAT Tbk, having its domicile in Central Jakarta whose articles of association have entirely been amended to comply with Law number: 40 of 2007 (two thousand seven) on Limited Liability Company as contained in a deed dated 14-07-2008 (the fourteenth day of July, two thousand eight) number: 109, drawn up before SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia, dated 06-08-2008 (the sixth day of August, two thousand eight) Number: AHU-48398.AH.01.02.Tahun 2008 and has been published in the State Gazette of the Republic of Indonesia, dated 24-10-2008 (the twenty-fourth day of October, two thousand eight) number: 86, Supplement number: 21195;

The articles of association of which have later been amended successively by deeds:

-

dated 11-06-2009 (the eleventh day of June, two thousand nine) number: 118, drawn up before AULIA TAUFANI, Sarjana Hukum, as a substitute for SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia by Decree dated 07-07-2009 (the seventh day of July, two thousand nine) number: AHU-31103.AH.01.02.Tahun 2009;

-

dated 28-01-2010 (the twenty-eighth day of January, two thousand ten) number: 123, drawn up before AULIA TAUFANI, Sarjana Hukum, as a substitute for SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by Decree dated 22-02-2010 (the twenty-second day of February, two thousand ten) number: AHU-09555.AH.01.02.Tahun 2010 and for which a Notice of Amendment to the Articles of Association has been received by the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by his letter dated 25-02-2010 (the twenty-fifth day of February, two thousand ten) number: AHU-AH.01.10-04964 and a Notice of Changes in Data of the Company has been received by the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by his letter dated 25-02-2010 (the twenty-fifth day of February, two thousand ten) number: AHU-AH.01.10-04965.

-The latest composition of the Board of Directors and the Board of Commissioners of the company was contained in a deed dated 14-05-2012 (the fourteenth day of May, two thousand twelve) number: 72, drawn up by ARYANTI ARTISARI, Sarjana Hukum, Notary Public in Jakarta.

(PT INDOSAT Tbk shall hereinafter be referred to as the ISSUER).

II.

Mistress JENNY EMILE, Sarjana Ekonomi or according to her statement also called JENNY EMILE MARPAUNG, born in Medan on 03-01-1966 (the third day of January, one thousand nine hundred sixty six), Indonesian Citizen, Head of the Investment and Capital Market Supporting Service Department of the Company to be identified hereinbelow, residing in the City of Bekasi, Komplek Bintara III Blok B 8, Rukun Tetangga 01, Rukun Warga 07, Kelurahan Bintarajaya, Kecamatan Bekasi.

-Holder of Citizen Identity Card number: 10.5504.430166.1001.

-temporarily being in Jakarta;

-According to her statement in this matter acting by virtue of a Power of Attorney privately made, duly stamped, dated 02-05-2011 (the second day of May, two thousand eleven) number: 319-DIR/TRY/05/11, the original of which has been shown to me, Notary Public, as the attorney-in-fact for and therefore for and on behalf of:

-Mister ACHMAD BAIQUNI, Finance Director of the company to be identified hereinbelow, Indonesian Citizen, residing in Jakarta;

The principal of which in this matter is represented by her in his capacity as mentioned above, accordingly representing the Board of Directors, of and therefore acting for and on behalf of and legally representing PERUSAHAAN PERSEROAN (PERSERO) PT BANK RAKYAT INDONESIA Tbk. or hereinafter referred to as PT BANK RAKYAT INDONESIA (PERSERO) Tbk, having its domicile and principal office in Central Jakarta, whose Articles of Association have been amended several times and the latest amendment was as contained in a deed dated 26-05-2008 (the twenty-sixth day of May, two thousand eight) number 51, drawn up before FATHIAH HELMI, Sarjana Hukum, Notary Public in Jakarta, which had been notified and accepted and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia dated 06-08-2008 (the sixth day of August, two thousand eight) number: AHU 48353.AH.01.02.Tahun 2008 and had been published in the State Gazette of the Republic of Indonesia No. 68 dated 25-08-2009 (the twenty-fifth day of August, two thousand nine), Supplement to State Gazette Number 23079;

The latest composition of members of the Board of Directors and the Board of Commissioners was as contained in a deed dated 28-03-2012 (the twenty-eighth day of March, two thousand twelve) number: 56, drawn up before DINA CHOZIE, Sarjana Hukum, Notarial Candidate, at that time as a substitute for FATHIAH HELMI, Sarjana Hukum, Notary Public in Jakarta.

And having obtained a Certificate of Registration as a Trustee dated 11-06-1996 (the eleventh day of June, one thousand nine hundred ninety six) number: 08/STTD-WA/PM/1996 issued by the Capital Market Supervisory Agency (Bapepam).

(PT BANK RAKYAT INDONESIA (PERSERO) Tbk and its successors and assigns shall hereinafter be referred to as the “Trustee”);

-The “Issuer” and the “Trustee” shall hereinafter be referred to collectively as the “Parties” and individually as the “Party”.

-The appearers, respectively, acting in their capacity as mentioned above firstly declare in this deed:

1.	Whereas, the Issuer shall offer and issue:

a.

Bonds to the Public through a public offering named “INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” in the maximum principal amount of Rp. 2,000,000,000,000.- (two trillion Rupiah) consisting of:

-	Series A bonds with a tenor of 7 (seven) years from the Date of Issuance; and

-	Series B bonds with a tenor of 10 (ten) years from the Date of Issuance;

which shall further be listed on the Stock Exchange.

The amount of which may be reduced by a buyback as settlement with due observance of the conditions as described in Article 5 of the Trustee Agreement.

b.

Sukuk Ijarah to the Public through a Public Offering, to be named “SUKUK IJARAH INDOSAT V YEAR 2012” in the maximum amount of Rp. 500,000,000,000.- (five hundred billion Rupiah) with a tenor of 7 (seven) years from the Date of Issuance, which shall further be listed on the Stock Exchange. The amount of which may be reduced by a buyback as repayment with due observance of the conditions as described in Article 5 of the Trustee Agreement for Sukuk Ijarah.

2.

Whereas, the total nominal value of the issuance of “INDOSAT BONDS VIII YEAR 2012 WITH FIXED INTEREST RATE” and “SUKUK IJARAH INDOSAT V YEAR 2012” is Rp. 2,500,000,000,000.- (two trillion five hundred billion Rupiah).

3.

Whereas, for the issuance and public offering of the Bonds, the Issuer and the Trustee have signed a deed of TRUSTEE AGREEMENT FOR INDOSAT BONDS VIII YEAR 2012 WITH FIXED INTEREST RATE dated 13-04-2012 (the thirteenth day of April, two thousand twelve) number: 15 entirely amended by a deed of ADDENDUM I TO THE TRUSTEE AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE dated 14-05-2012 (the fourteenth day of May, two thousand twelve) number: 35, both drawn up before me, Notary Public.

4.	Whereas, due to the expiration of the initial offering period, the parties agree to:

a.	change the structure of Bonds and Sukuk Ijarah from:

-	“INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” in the maximum principal amount of Rp. 2,000,000,000,000.- (two trillion Rupiah) consisting of:

*	Series A bonds with a tenor of 7 (seven) years from the Date of Issuance; and

*	Series B bonds with a tenor of 10 (ten) years from the Date of Issuance;

-	“SUKUK IJARAH INDOSAT V YEAR 2012” in the maximum amount of Rp. 500,000,000,000.- (five hundred billion Rupiah) with a tenor of 7 (seven) years from the Date of Issuance the total nominal value of the issuance of “INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” and “SUKUK IJARAH INDOSAT V YEAR 2012” of Rp. 2,500,000,000,000.- (two trillion five hundred billion Rupiah) to:

-	“INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” in the principal amount of Rp. 2,700,000,000,000.- (two trillion seven hundred billion Rupiah) consisting of:

*

Series A bonds in the amount of Rp. 1,200,000,000,000.- (one trillion two hundred billion Rupiah) having a tenor of 7 (seven) years from the Date of Issuance with an interest rate of 8.625% (eight point six two five percent) per annum; and

*

Series B bonds in the amount of Rp. 1,500,000,000,000.- (one trillion five hundred billion rupiah) having a tenor of 10 (ten) years from the Date of Issuance with an interest rate of 8.875% (eight point eight seven five percent) per annum;

-

“SUKUK IJARAH INDOSAT V YEAR 2012” in the remaining ijarah fee of Rp. 300,000,000,000.- (three hundred billion Rupiah) having a tenor of 7 (seven) years from the Date of Issuance, with an Ijarah fee installment of Rp. 25,875,000,000.00 (twenty five billion eight hundred seventy five million Rupiah) per year.

the total nominal value of the issuance of “INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” and “SUKUK IJARAH INDOSAT V YEAR 2012” of Rp. 3,000,000,000,000.- (three trillion Rupiah).

b.	add provisions on the Public Offering timetable for the Bonds.

-Now, therefore, in consideration of the above, the appearers acting in their respective capacities hereby agree to amend the provisions of the deed of the TRUSTEE AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE dated 13-04-2012 (the thirteenth day of April, two thousand twelve) number: 15 in conjunction with the deed of ADDENDUM I TO THE TRUSTEE AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE dated 14-05-2012 (the fourteenth day of May, two thousand twelve) numbers: 35 and for ease of reading to recompose and set forth it in the deed of ADDENDUM II TO THE TRUSTEE AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE using the following terms and conditions:

Article 1

DEFINITIONS

-Unless explicitly stated otherwise, the words in initial capital letters herein shall have the meanings as stated behind those words:

1.1	“Addendum to the Trustee Agreement” shall mean any amendments, additions to the Trustee Agreement.

1.2	“Affiliation” shall mean the affiliation as defined in Article 1 point 1 of the Capital Market Law, namely:

a.	a family relationship by marriage and descent to the second degree, horizontal as well as vertical;

b.	a relationship between a party and its employees, Directors, or Commissioners;

c.	a relationship between 2 (two) companies with one or more Directors or Commissioners in common;

d.	a relationship between a Company and a party that directly or indirectly controls or is controlled by that company;

e.	a relationship between two (2) companies controlled directly or indirectly by the same party; or

f.	a relationship between the company and major shareholders.

1.3

“Paying Agent” shall mean KSEI, having its domicile in South Jakarta and its successors and assigns appointed by the Issuer, and having the obligation to assist in making Bond Interest payments and/or Bond Principal settlements, including Penalties (if any), to the Bondholder through the Account Holder for and on behalf of the Issuer after the Paying Agent has received funds from the Issuer with rights and obligations as set out in the Paying Agent Agreement.

1.4

“Deed of Acknowledgment of Debt” shall mean the deed containing the Issuer’s acknowledgement of debt acquired in connection with the Issuance of Bonds, as contained in a deed dated today, 13-06-2012 (the thirteenth day of June, two thousand twelve) Number: 49, and any amendments and/or additions and/or renewals thereto legally made by the parties thereto in the future.

1.5

“Collateral and Guarantee” shall mean any collateral and guarantee in the form of property, assets and income of a certain party provided in respect of its liabilities or another party’s liabilities, including but not limited to mortgages, fiduciaries, borgtocht and/or corporate guarantees.

1.6	“Allowable Collateral and Guarantee” shall mean:

a)

The Issuer’s or the Subsidiary’s Collaterals and Guarantees which have existed and/or are in the process of providing at the time of signing the Trustee Agreement deed, provided that when the assets used as a collateral and guarantee object have been released as a guarantee, the assets may be bound again as Collateral and Guarantee for the benefit of the parties other than the Bondholder;

b)

Collaterals and Guarantees of the party merging into the Issuer or the Subsidiary, or of the party being the Subsidiary of the Issuer, provided that the Collateral and Guarantee have existed before the party merged into or became the Subsidiary of the Issuer, and if the assets used as a collateral and guarantee object have been released as a guarantee, as a result of a merger between the Issuer and the Subsidiary, the assets may be bound again as Collateral and Guarantee for the benefit of the parties other than the Bondholder;

c)	Collaterals and Guarantees provided for a tender or deposit, or to secure the payment of taxes, import duties, or leases;

d)	Collaterals and Guarantees provided to guarantee certain liabilities with respect to the Issuer’s or the Subsidiary’s accounts payable in the ordinary course of their respective day-to-day businesses;

e)	Collaterals and Guarantees with respect to the allowance for indebted taxes;

f)

Collaterals and Guarantees for financing the acquisition of assets through credit in general, export credits or suppliers, or vendor financing or leasing, in which the assets shall be the object of Collateral and Guarantee for such financing and in the event additional Collaterals and Guarantees are still required in the framework of financing, the provision of additional Collaterals and Guarantees shall be allowed to the extent that such additional Collaterals and Guarantees are provided at fair value in accordance with the common banking practices;

g)	Collaterals and Guarantees arising from court decisions which are permanently binding or have been executed by the competent legal apparatus;

h)

Collaterals and Guarantees provided in the framework of financing the cooperation project of the Issuer or the Subsidiary with other parties for which financing for the project is provided by other parties (including the parties with whom the Issuer or the Subsidiary cooperates);

i)

Collaterals and Guarantees on other assets of the Issuer arising from the development or expansion of the business of the Issuer whose value shall not exceed 10% (ten percent) of the total assets of the Issuer as evident in the Issuer’s audited financial statements for the last fiscal year.

j)	Collaterals and Guarantees with respect to the Sale of Allowable Assets.

1.7	“Subsidiary” shall mean companies whose:

(a)	ownership of shares is directly or indirectly controlled by the Issuer in the amount of at least 50% (fifty percent) of the total issued shares in the company; and

(b)	financial statements are consolidated with the Issuer in accordance with the statement of financial accounting standards prevailing in Indonesia.

1.8	“Active Infrastructure Asset” shall mean fiber, transmission equipment and radio access networks.

1.9	“Custodian Bank” shall mean a commercial bank that has obtained the approval of the Bapepam-LK to conduct business as a Custodian.

1.10	“Bapepam” shall mean the Capital Market Supervisory Agency as referred to in the Capital Market Law.

1.11

“Bapepam-LK” shall mean the Capital Market and Financial Institution Supervisory Agency as referred to in the Decree of the Minister of Finance of the Republic of Indonesia dated 30-12-2005 (the thirtieth day of December, two thousand five) number: 606/KMK.01/2005 on the Organization and Work Procedure of the Capital Market and Financial Institution Supervisory Agency, the Regulation of the Minister of Finance number 184/PMK.01/2010 dated 11-10-2010 (the eleventh day of October, two thousand ten) on the Organization and Work Procedure of the Ministry of Finance, or its successor and assigns.

1.12

“Bond Interest” shall mean the amount of the Bond Interest per annum of each series of Bonds to be paid by the Issuer to the Bondholder in accordance with the provisions of Article 5 of the Trustee Agreement.

1.13

“Stock Exchange” shall mean the party that organizes and provides system and/or facilities to unite the sale and purchase offers of Securities of other parties with a view to trading Securities among them, in this case organized by PT Bursa Efek Indonesia, having its domicile in South Jakarta, or its successor and assigns on which the Bonds are listed.

1.14	“Account Holders Register” shall mean the register issued by KSEI containing information on the ownership of Bonds by all Bondholders through Holders of Accounts with KSEI containing information about name, ownership of Bonds, tax status and citizenship of the Account Holder and/or the Bondholder based on data provided by the Account Holder to KSEI.

1.15

“Penalty” shall mean an amount of funds payable as a result of delays in the payment of Bond Interest and/or Bond Principal of 2% (two percent) per annum above the Bond Interest rate of each series of Bonds of the amount of funds paid late, calculated on a daily basis from the occurrence of the delay until a liability payable under the Trustee Agreement is paid in full, provided that 1 (one) year is 360 (three hundred sixty) Calendar Days, and 1 (one) month is 30 (thirty) Calendar Days.

1.16	“Issuance Document” shall mean:

-	Trustee Agreement;

Acknowledgment of Debt;

-	Bond Underwriting Agreement;

-	Paying Agent Agreement;

-	Bond Registration with KSEI Agreement;

-	Preliminary Agreement for Bond Listing on the Stock Exchange;

-	Bond Rating Agreement;

-	Prospectus, Preliminary Prospectuses and Abridged Prospectus;

together with any amendments, additions and renewals thereto and other documents made in the framework of Public Offering.

1.17

“EBITDA” shall mean, for any period, total operating profits (computed before finance costs, taxes, revenues or expenses derived from non-operating activities and other extraordinary costs) plus depreciation and amortization, and for the purposes of calculating the ratio of total Net Borrowings to EBITDA, EBITDA shall also calculate the pro forma acquisition or material transfer of assets or business as if the acquisition or transfer occurred on the first day of the period.

1.18

“Securities” shall mean negotiable instruments including debt securities, commercial paper, shares, bonds including these Bonds, proofs of debt, Participation Units of Collective Investment Contracts, Futures Contracts related to Securities and any derivative securities.

1.19

“Effective” shall mean the fulfillment of all the requirements of the Registration Statement in accordance with the provisions of point 4 of Bapepam-LK Rule number IX.A.2 regarding Registration Procedures of a Public Offering, namely:

a.	on the basis of a lapse of time:

(i)	45 (forty five) days from the date of receipt by the Bapepam-LK of the complete Registration Statement; or

(ii)	45 (forty five) days from the date of fulfillment of the latest amendment to the Registration Statement proposed by the Issuer or requested by the Bapepam-LK; or

b.	on the basis of an Effective statement from the Bapepam-LK that no further information is required.

provided that the Registration Statement shall become effective no later than 30-06-2012 (the thirtieth day of June, two thousand twelve).

1.20

“Equity” shall mean total assets less total liabilities, in which total liabilities shall not include all loans of Group members to the shareholders of the Issuer (either directly or indirectly) which are subordinated to the Loan.

1.21	“Issuance” shall mean a Public Offering of Bonds by the Issuer to be offered and sold to the Public.

1.22

“Issuer” shall mean a legal entity that shall conduct the Issuance which, in this case, is PT INDOSAT Tbk, having its domicile in Central Jakarta, or its successors and assigns, namely a limited liability company duly established pursuant to and under the laws of the Republic of Indonesia.

1.23

“Force Majeure” shall mean events relating to circumstances beyond the control of the Parties, such as floods, earthquakes, volcanic eruption, fire, war or riot in Indonesia, which have a material negative impact on the ability of each party to fulfill its obligations under the Trustee Agreement.

1.24	“Group” shall mean the Issuer and the Subsidiary.

1.25	“Bank Day” shall mean any time during which the Head Office of Bank Indonesia in Jakarta carries out inter-bank clearing activities.

1.26

“Bourse Day” shall mean the day on which securities trading on the Stock Exchange is conducted, namely Monday through Friday, except public holidays or days gazetted as a holiday by the Stock Exchange.

1.27	“Calendar Day” or “Day” shall mean any day in one year in the Gregorian calendar without exception.

1.28	“Business Day” shall mean Monday through Friday except public holidays gazetted by the Government of the Republic of Indonesia.

1.29

“Amount Payable” shall mean an amount of money payable by the Issuer to the Bondholder under the Trustee Agreement and other agreements relating to this Issuance, including but not limited Bond Principal and Bond Interest and Penalties (if any) payable from time to time.

1.30

“Issuer’s Restructuring Activities” shall mean the restructuring actions to be taken by the Issuer and the Subsidiary from time to time in order to become an integrated full network and service provider focused on cellular networks, consisting of:

(i)

the action to sell, lease or otherwise transfer the Issuer’s assets and business in the field of Main Business Activity of the Issuer (including but not limited to any transfer of agreements and contractual rights) to the Subsidiary of the Issuer and to sell the Issuer’s shares in the Subsidiary to the extent that it shall not cause the share ownership by the Issuer in the Subsidiary to be less than 51% (fifty one percent);

(ii)	the action to unite business fields among Subsidiaries;

(iii)	the action to sell, purchase or otherwise restructure the share ownership or ownership of the Issuer or the Subsidiary outside the Main Business Activity of the Issuer;

(iv)	the action to sell Allowable Assets;

(v)	other actions to be taken under the revised laws and regulations or policies of the Government of the Republic of Indonesia.

1.31

“Issuer’s Main Business Activity” shall mean the business activities of providing telecommunications networks, informatics and telecommunications services, and/or convergence technology services to achieve these goals; the ISSUER may carry out the main business activities including:

a.

Providing telecommunications networks, informatics and telecommunications services and/or convergence technology services including but not limited to providing basic telephony services, multimedia services, Internet telephony services for public use, internet interconnection services, internet access services, mobile telecommunications networks and fixed telecommunications networks; and

b.	Providing remittance and payment transaction services through informatics and telecommunication networks and/or convergence technology.

for which to achieve the aims and objectives mentioned above and to support business activities, the Issuer may carry out the following supporting business activities:

(a)

planning, providing, engineering, constructing, supplying, developing and operating, leasing, renting out, and maintaining facilities including resources to support the business of the Issuer in telecommunications networks, informatics and telecommunications services and/or convergence technology services;

(b)

conducting business and operating activities (also including telecommunication network development, marketing and sales, informatics and telecommunications services and/or convergence technology services the Issuer provides), including research, customer services, providing education and training both within and outside the country; and

(c)

carrying out any other activities necessary to support and/or related to the provision of telecommunications networks, informatics and telecommunications services and/or convergence technology services including but not limited to electronic transactions, providing hardware, software, content and telecommunications management services, including the ownership and operation of the Indosat Tower.

1.32	“Written Confirmation” shall mean a written confirmation report and/or report on the Bond balance in the

Securities Account issued by KSEI or the Account Holder under the Securities Account opening agreement and the confirmation shall be the basis for the Bondholder to pay the Bond Interest, to settle the Bond Principal and other rights relating to the Bond.

1.33

“Written Confirmation for the RUPO” or “KTUR” shall mean a letter of confirmation of the ownership of Bonds issued by KSEI to the Bondholder through the Account Holder, specifically for the purpose of attending the RUPO or submitting a request for convening the RUPO, with due observance of KSEI’s provisions.

1.34

“KSEI” shall mean PT KUSTODIAN SENTRAL EFEK INDONESIA, having its domicile in South Jakarta, which carries out activities as the Central Securities Depository as defined in the Capital Market Law, which in this Bond Issuance has the task of depositing and administering the depositing of Bonds under the Bond Registration with KSEI Agreement and serving as the Paying Agent under the Paying Agent Agreement.

1.35

“Custodian” shall mean the party that provides services for the custody of Securities and other assets relating to Securities and other services including receiving the Bond Interest, other rights, settling Securities transactions and representing the Account Holder being its customer in accordance with the provisions of the Capital Market Law including KSEI, the Securities Company and the Custodian Bank.

1.36	“The Public” shall mean individuals, both Indonesian and Foreign Citizens, and/or legal entities, both Indonesian and foreign legal entities, having their domiciles in Indonesia and abroad.

1.37

“Indosat Tower” shall mean a telecommunication tower structure designed and erected especially to support antennas for the transmission or reception and retransmission of electronic signals in the Main Business Activity of the Issuer, including civil and mechanical structures and interests in immovable property where the tower is located.

1.38	“Adjusted Consolidated Capital” shall mean the Issuer’s consolidated capital (equity) less intangible assets.

1.39

“Network JV” shall mean a company with or without legal entity (including any corporation or limited liability company), association, partnership, or joint venture, in which the Issuer or its subsidiaries have a minimum shareholding of 25% (twenty five percent), established in relation to the Network Sharing Arrangement.

1.40	“Bond” shall mean “INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE” in the principal amount of Rp. 2,700,000,000,000.- (two trillion seven hundred billion Rupiah) consisting of:

*

Series A Bonds in the amount of Rp. 1,200,000,000,000.- (one trillion two hundred billion Rupiah) with a tenor of 7 (seven) years from the Date of Issuance with an interest rate of 8.625% (eight point six two five percent) per annum; and

*

Series B Bonds in the amount of Rp. 1,500,000,000,000.- (one trillion five hundred billion Rupiah) with a tenor of 10 (ten) years from the Date of Issuance with an interest rate of 8.875% (eight point eight seven five percent) per annum;

which shall be debt securities issued by the Issuer to the Bondholder and evidenced by a Jumbo Bond Certificate. The principal amount of each series of Bonds may be reduced in connection with the buyback as a settlement with due observance of the conditions as described in Article 5 of the Trustee Agreement, and shall be listed on the Stock Exchange and registered in Collective Custody with KSEI under the Bond Registration with KSEI Agreement.

1.41	“Bondholder” shall mean the Public having benefits of any or all of the Bonds deposited and administered in:

a.	the Securities Account with KSEI; or

b.	the Securities Account with KSEI through the Custodian Bank or the Securities Company.

1.42

“Account Holder” shall mean the party whose name is registered as the owner of the Securities Account with KSEI, including the Custodian Bank and/or the Securities Company or other parties approved by KSEI, with due observance of laws and regulations on the Capital Market.

1.43	“Rating Agency” shall mean PT Pemeringkat Efek Indonesia (Pefindo) or its successors and assigns or any other rating companies registered with the Bapepam-LK approved as its successor by the Trustee.

1.44

“Public Offering” shall mean Bond offering activities carried out by the Issuer to sell Bonds to the Public under the procedures stipulated in the Capital Market Law, its implementing regulations and other relevant provisions, and in accordance with the provisions contained in the Bond Underwriting Agreement.

1.45

“Network Sharing Arrangement” shall mean a bona fide arrangement between two or more telecommunications services and/or network providers for the purpose of sharing telecommunications networks, transmission and related equipment (including Active Infrastructure Assets) in connection with the Main Business Activity of the Issuer, including arrangements involving sharing any or all of the radio access networks or core networks.

1.46	“Collective Custody” shall mean services for the custody of Securities jointly owned by more than one party whose interests are represented by the Custodian, as stipulated in the Capital Market Law.

1.47

“Bond Underwriter” shall mean the parties making an agreement with the Issuer to conduct a Public Offering of Bonds on behalf of the Issuer and making payments to the Issuer under the Bond Underwriting Agreement.

1.48

“Managing Bond Underwriter” shall mean the party responsible for the implementation and administration of the Issuance in accordance with applicable laws and regulations on the Capital Market, which shall in this case be PT MANDIR1 SEKURITAS, PT DANAREKSA SEKURITAS, PT DBS VICKERS SECURITIES INDONESIA, PT HSBC SECURITIES INDONESIA and PT STANDARD CHARTERED SECURITIES INDONESIA in accordance with the terms and conditions contained in the Bond Underwriting Agreement.

1.49	“Allowable Asset Sales” shall mean the Sale of Active Infrastructure Assets or the Sale of Allowable Passive Infrastructure Assets.

1.50	“Allowable Active Infrastructure Asset Sales” shall mean, in connection with the Issuer or the Subsidiary, any of the following events:

(a)

(x) any transactions (or series of related transactions) involving the disposal to any Network JV on Active Infrastructure Assets (or any part thereof), either directly or through the sale of shares in the Subsidiary to any Network JV, in which, the total value or the total payment received or receivables from the transaction (or series of related transactions) do not exceed 20% (twenty percent) of the Total Assets, or (y) any Alternative Active Infrastructure Asset Transactions, in which the total value or the total payment received or receivables for Alternative Active Infrastructure Asset Transactions do not exceed 20% (twenty percent) of the Total Assets, provided that the action as referred to in point a (x) and a (Y) shall not create a negative operational impact on the activities of the Issuer;

(b)

any sale, lease, transfer, issuance or re-leasing or repurchase of the Active Infrastructure Assets (or any part thereof) directly or through the sale or repurchase of shares in the Subsidiary occurring in accordance with the agreement for transactions (or series of related transactions) involving the disposal to Network JV of any Active Infrastructure Assets (or any part thereof) in compliance with clause (a) (x) and Alternative Active Infrastructure Asset Transactions in compliance with clause (a) (y), provided that the total value or the total payment received or receivables from the transaction (or series of related transactions) shall not exceed 20% (twenty percent) of the Total Assets.

1.51	“Allowable Passive Infrastructure Asset Sales” shall mean, in connection with the Issuer or the Subsidiary, any of the following events or a combination thereof:

(a)

(x) any transactions (or series of related transactions) involving the disposal and re-leasing or further disposal and re-leasing of the Indosat Tower (or any part thereof), directly or through the sale of shares in the Subsidiary; and/or (y) any Alternative Passive Infrastructure Asset Transactions;

(b)

any sale, lease, transfer, issuance or transfer in any other forms and re-leasing or repurchase of the Indosat Tower (or any part thereof) directly or through the sale or repurchase of shares in the Subsidiary occurring in accordance with the agreement for transactions (or series of related transactions) involving the disposal and re-leasing of the Indosat Tower (or any part thereof) in compliance with clause (a) (x) and/or Alternative Passive Infrastructure Asset Transactions in compliance with clause (a) (y).

1.52

“Paying Agent Agreement” shall mean the Agreement made between the Issuer and KSEI on the payment of the Bond Interest and/or the settlement of the Bond Principal, including Penalties (if any) as contained in a deed dated 13-04-2012 (the thirteenth day of April, two thousand twelve) Number: …… drawn up before me, Notary Public, and any valid amendments and/or additions and/or renewals thereto, made by the parties thereto in the future.

1.53

“Preliminary Agreement for Bond Listing” shall mean the agreement between the Issuer and the Stock Exchange, as evident from the agreement dated 03-04-20 (the third day of April, two thousand twelve) number: SP-014/BELPPS/03-2012, privately executed, duly stamped, whose original was shown to me, Notary Public, and any valid amendments and/or additions and/or renewals thereto made by the parties thereto in the future.

1.54

“Bond Underwriting Agreement” shall mean the UNDERWRITING AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE made between the Issuer and the Managing Bond Underwriter and the Bond Underwriter (if any) as contained in my deed, Notary Public, dated 13-04-2012 (the thirteenth day of April, two thousand twelve) Number: 16, and any valid amendments and/or additions and/or renewals thereto made by the parties thereto in the future.

1.55

“Trustee Agreement” shall mean the TRUSTEE AGREEMENT FOR INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE made between the Issuer and the Trustee, as contained in my deed, Notary Public, dated 13-04-2012 (the thirteenth day of April, two thousand twelve) Number: 15, and any valid amendments and/or additions and/or renewals thereto made by the parties thereto in the future.

1.56

“Bond Registration with KSEI Agreement” shall mean an agreement made between the Issuer and KSEI dated 13-04-2012 (the thirteenth day of April, two thousand twelve) number: SP-0022/PO/KSEI/0412 privately executed, duly stamped, whose original was shown to me, Notary Public, and any valid amendments and/or additions and/or renewals thereto made by the parties thereto in the future.

1.57

“Registration Statement” shall mean the registration statement as referred to in Article 1 Point 19 of the Capital Market Law in conjunction with Bapepam Rule number: IX.C.1 regarding Guidelines for the Form and Content of a Registration Statement for a Public Offering and documents submitted by the Issuer to the Chairman of the Bapepam-LK before Public Offering, including any amendments, additions and revisions thereto to meet the requirements of the Bapepam-LK.

1.58	“Securities Company” shall mean the party carrying out business activities as an Underwriter, Broker-Dealer and/or Investment Manager as defined in the Capital Market Law.

1.59

“Affiliated Company” shall mean the Affiliate, unless the affiliation relationship is formed due to investment in shares of the Republic of Indonesia, both directly and indirectly, but not including the companies controlled by the Issuer either directly or indirectly.

1.60	“Net Borrowings” shall mean the Consolidated Total Debt less (i) cash and consolidated cash equivalents and (ii) Financial Investment.

The “Consolidated Total Debt” shall be:

(i)	the amount of principal and premium (if any) with respect to debts to the party and debts as evidenced by notes, debentures, sukuk or other similar instruments bearing the interest payable;

(ii)

all liabilities to any party in connection with a debt of procurement being accounts payable to suppliers: (a) bearing the interest and (b) having a maturity of more than 6 (six) months after the date of issuance of the invoice.

However, with respect to members of the Group, shall not include all loans obtained by members of the Group from the shareholders of the Issuer (either directly or indirectly) which are subordinated to the loans as referred to in points (i) and (ii) above.

“Financial Investment” shall mean:

(a)

investments in the United States government bonds and the Indonesian government bonds maturing within 365 (three hundred sixty five) days from the date of acquisition, provided that the amount of investment in the Indonesian government bonds at a current time, together with the amount of investment in Bank Indonesia Certificates (“SBI”) made pursuant to paragraph (c) below shall not exceed the total amount of US$ 50,000,000.- (fifty million United States Dollars) (or equivalent in other currencies);

(b)

investments in time deposits, certificates of deposit and money market deposits maturing within 90 (ninety) days from the date of acquisition issued by banks or trustee companies under the laws of the United States or a state thereof, Australia, Belgium, Canada, Britain, France, Germany, Hong Kong, the Netherlands, New Zealand, Qatar or Singapore having capital, surplus and profits not divided by the amount exceeding US$ 500,000,000.- (five hundred million United States Dollars) and having a long-term debt with “A-3” or “A-” rating or higher by

Moody’s or S&P (or equivalent rating by at least one rating agency widely recognized in Indonesia, both national and international rating agencies).

(c)

SBI maturing within 365 (three hundred sixty five) days after the acquisition provided that the amount of investment in SBI a current time, together with the amount of investment in the Indonesian Government bonds made pursuant to paragraph (a) above, shall not exceed the total amount of US$ 50,000,000.- (fifty million United States Dollars) (or equivalent in other currencies);

(d)

buyback obligations with a period of not more than 30 (thirty) days for the underlying securities of the types described in paragraph (a) signed by: (i) banks that meet qualifications described in paragraph (b) above, or (ii) primary government securities dealers reporting to the Market Reports Division, Federal Reserve Bank of New York;

(e)

investments in securities with maturities of no more than 90 (ninety) days after the date of acquisition, issued by a corporation (other than an affiliate of the Issuer) issued and regulated by the laws of the United States which when the investment is made has “P-1” rating (or higher) by Moody’s or “A-1” rating (or higher) by S&P (or equivalent rating by at least one rating agency widely recognized in Indonesia, both national and international rating agencies);

(f)

investments in debt securities issued by a company (other than an affiliate of the Issuer) issued and regulated by the laws of the Republic of Indonesia which when the investment is made has “B3” rating (or higher) by Moody’s or “B-” rating (or higher) by S&P (or equivalent rating by at least one rating agency widely recognized in Indonesia, both national and international rating agencies); provided that the investment at a current time shall not exceed US$ 10,000,000.- (ten million United States Dollars);

(g)

direct bonds (or certificates representing the ownership of interests in the bonds) of any state of the United States (including any agency or entity) whose payment in the full faith and credit of the state is pledged and may not be redeemed and withdrawn at the issuer’s option; provided that (i) the long-term debt of the state shall be rated “A-3” or “A-” or higher by Moody’s or S&P (or equivalent rating by at least one rating agency widely recognized in Indonesia, both national and international rating agencies), and (ii) the bond shall mature within 180 (one hundred eighty) days from the date of acquisition;

(h)

investments in debt securities with maturities of no more than 365 (three hundred sixty five) days after the date of acquisition issued by a company (other than affiliates of the Issuer), whose principal payment is guaranteed by banks or trustee companies that meet the requirements described in paragraph (b) of these definitions; provided that the amount of investment from a current time shall not exceed US$ 10,000,000.- (ten million United States Dollars);

(i)

investments in money market funds which when the investment is made are rated “Aa2” (or higher) by Moody’s or “AA” (or higher) by S&P (or equivalent rating by at least one rating agency widely recognized in Indonesia, both national and international rating agencies); and

(j)

investments in types described in paragraphs (b) and (c) above issued by or made with any banks established or licensed to operate under the laws of the Republic of Indonesia whose long-term debt is rated “A” or higher by at least one rating agency widely recognized in Indonesia, both local and international rating agencies, and having capital and surplus of more than US$ 200,000,000.- (two hundred million United States Dollars); provided that the investment shall be no more than US$ 100,000,000.- (one hundred million United States Dollars), which may be made in an entity at a given date.

1.61	“Allowable Receivables” shall mean a loan or credit provided by the Issuer or the Subsidiary:

(a)	to the party whose financial statements are consolidated into the financial statements of the Issuer or the Subsidiary;

(b)	prior to the signing of the Trustee Agreement deed with details as contained in the financial statements as at 31-12-2011 (the thirty-first day of December, two thousand eleven).

(c)	constituting an advance or a loan which is accounts payable usually and commonly provided in connection with the daily business activities of the Issuer or the Subsidiary;

(d)	to the employees of the Issuer at the Issuer’s discretion (for the avoidance of doubt, the loan is provided by the Issuer); and

(e)	to the employees of the Subsidiary at the Subsidiary’s discretion (for the avoidance of doubt, the loan is provided by the Subsidiary).

1.62

“Bond Principal” shall mean the principal amount of the loan of the Issuer to the Bondholder under the Bond in the principal amount of Rp. 2,700,000,000,000.- (two trillion seven hundred billion Rupiah) consisting of:

*	Series A bonds in the amount of Rp. 1,200,000,000,000.- (one trillion two hundred billion Rupiah);

*	Series B bonds in the amount of Rp. 1,500,000,000,000.- (one trillion five hundred billion Rupiah);

to be paid by the Issuer to the Bondholder, with due observance of the prevailing laws and regulations and the conditions as set out in Article 5 of the Trustee Agreement; the amount of which may be reduced in connection with a buyback as the settlement of the Bond Principal evidenced by a Jumbo Bond Certificate.

1.63

“Prospectus” shall mean any written information with respect to the Bond Issuance prepared by the Issuer together with the Managing Underwriter in order for the Public to purchase Bonds as set forth in Article 1 point 26 of the Capital Market Law, in conjunction with Bapepam Rule number: IX.C.2 regarding Guidelines for the Form and Content of a Prospectus for a Public Offering.

1.64	“RUPO” shall mean the General Meeting of Bondholders as provided in Article 10 of the Trustee Agreement.

1.65

“Securities Account” shall mean the account that contains Bonds position records and/or funds owned by the Bondholder administered by KSEI, the Custodian Bank and the Securities Company under the Account opening contract signed with the Bondholder.

1.66

“Book Entry Unit” shall mean the unit of the number of Bonds that may be transferred from one Securities Account to another Securities Account, namely in the value of Rp. 1.00 (one Rupiah) or a multiple thereof.

1.67

“Jumbo Bond Certificate” shall mean the evidence of the issuance of Bonds deposited in Collective Custody with KSEI issued and registered in the name of KSEI for the benefit of the Bondholder through the Account Holder.

1.68

“Sukuk Ijarah” shall mean “SUKUK IJARAH INDOSAT V YEAR 2012” in the remaining ijarah fee of Rp. 300,000,000,000.- (three hundred billion Rupiah) having a tenor of 7 (seven) years from the Date of Issuance, with an Ijarah fee installment of Rp. 25,875,000,000.00 (twenty five billion eight hundred seventy five million

Rupiah) per year, which is securities issued by the Issuer to the Sukuk Ijarah holder evidenced by a Jumbo Sukuk Ijarah Certificate under the conditions as set out in Article 5 of the Sukuk Ijarah Trustee Agreement and registered in Collective Custody with KSEI under the Sukuk Ijarah Registration with KSEI Agreement.

1.69	“Sukuk” shall mean Sharia Securities in the form of a certificate or proof of ownership having the same value and representing an inseparable and indivisible participation part of:

1)	certain tangible assets;

2)	certain tangible assets now or hereafter existing;

3)	services now or hereafter existing;

4)	certain project assets; and/or

5)	investing activities that have been determined.

1.70

“Distribution Date” shall mean the date of delivery of the Jumbo Bond Certificate resulting from the Public Offering together with a proof of ownership of Bonds that must be done to Bond buyers in the Public Offering, to be distributed electronically no later than 2 (two) Business Days from the Allotment Date, as set out in the Prospectus.

1.71	“Issuance Date” shall mean the Bond Distribution Date as set out in the Prospectus.

1.72

“Bond Principal Settlement Date” shall mean the maturity date of the Bond Principal payment to be paid by the Issuer based on the Account Holders Register through the Paying Agent with due observance of the provisions of Article …… of the Trustee Agreement, as set out in the Prospectus.

1.73

“Payment Date” shall mean the date of payment of the proceeds from the Bond Issuance to the Issuer to be paid by the Bond Underwriter through the Managing Bond Underwriter into the Issuer’s account (in good funds) pursuant to the provisions contained in the Bond Underwriting Agreement, as included in the Prospectus.

1.74	“Bond Interest Payment Date” shall mean the maturity dates of Bond Interest payments, with due observance of the provisions of Article 5 of the Trustee Agreement, as set out in the Prospectus.

1.75	“Allotment Date” shall mean the date of the allotment of Bonds as set out in the Prospectus.

1.76

“Total Assets” shall mean from the date specified, the amount of consolidated assets recorded in the consolidated quarterly financial statements for the last fiscal year of the Issuer prepared in accordance with accounting standards applicable in Indonesia.

1.77

“Alternative Active Infrastructure Asset Transaction” shall mean, with respect to the Issuer or the Subsidiary, any transactions (or series of related transactions) for which the Issuer or the Subsidiary shall contractually provide rights and benefits of management and/or operational rights and several or most of the rights and benefits of ownership of one or more Active Infrastructure Asset(s) to one or more Network JV(s), and Network JV shall contractually receive obligations in connection with the management and/or operations and/or which may be related or unrelated to the ownership of Active Infrastructure Assets for any periods, from those which may be included or may not be included in the transfer of or the agreement to transfer the legal right for any rights and/or assets of the Issuer or the Subsidiary to Network JV or to sell, lease, transfer or issue rights and/or assets of the Issuer or the Subsidiary to Network JV (or the agreement to do so), in such a case, for which the Issuer or each Subsidiary shall remain to have the right to use (whether under the lease agreement or otherwise) all or a portion of the Active Infrastructure Assets.

1.78	“Alternative Passive Infrastructure Asset Transaction” shall mean, with respect to the Issuer or the Subsidiary, any transactions (or series of related transactions) for which the Issuer or the Subsidiary shall contractually provide rights and benefits of management and/or operational rights and several or most of the rights and benefits of ownership of one or more Indosat Tower(s) to one or more party(ies), and the other (party(ies) shall contractually receive obligations in connection with the management and/or operations and/or which may be related or unrelated to the ownership of the Indosat Tower for any periods, from those which may be included or may not be included in the transfer of or the agreement to transfer the legal right for any rights and/or assets to that party or to sell, lease, transfer or issue rights and/or assets to that party (or the agreement to do so), in such a case, for which the Issuer or the Subsidiary shall remain to have the right to use (whether under the lease agreement or otherwise) all or a portion of the Indosat Tower.

1.79	“Capital Market Law” shall mean the Law of the Republic of Indonesia number: 8 of 1995 (one thousand nine hundred ninety five) on the Capital Market or any replacements therefor.

1.80

“Trustee” shall mean PT Bank Rakyat Indonesia (Persero) Tbk., having its domicile in Central Jakarta, or its successors and assigns acting for itself and under this Trustee Agreement acting as the attorney for and as such for and on behalf of and legally representing the interests of all the Bondholders.

Article 2

USE OF PROCEEDS FROM PUBLIC OFFERING OF BONDS

The use of funds, changes in the use of funds, and the temporary placement of the proceeds from the Public Offering of Bonds:

1)	The use of the proceeds from the Public Offering of Bonds:

a.	All funds obtained from the proceeds of this Public Offering, after having been reduced by the costs of Issuance, shall be used as follows:

1.

Approximately 48% (forty eight percent) shall be used for network license payments to the Government, namely Fees for the Right to Use a Radio Frequency Spectrum Band License (IPSFR) of the Cellular Mobile Network Provider in Radio Frequency Band 800 (eight hundred) 900 (nine hundred) MHZ and 1800 (one thousand eight hundred) MHz for the period of 15-12-2012 (the fifteenth day of December, two thousand twelve) to 14-12-2013 (the fourteenth day of December, two thousand thirteen);

2.

Approximately 44% (forty four percent) shall be used for the purchase of the Base Station Subsystem (“BSS”) aimed at increasing the capacity in areas with high traffic and extending the reach of the network as efforts to acquire new customers. The specifications of the BSS shall be as follows:

-	BTS to support GSM, UMTS and LTE technology in a platform with a maximum capacity of 24 TRX GSM900, 24 TRX GSM1800, 6 Carrier UMTS2100 and 3 Carrier UMTS900.

-	BSC/RNC with a maximum capacity of 4000 TRX for BSC and 1 Gbps for RNC.

3.

Approximately 8% (eight percent) shall be used to exercise the call option on Indosat Bond II Year 2002 Series B of Rp. 200,000,000,000 (two hundred billion Rupiah). Indosat Bond II Series B shall have a tenor of 30 (thirty) years with an interest rate of 16% (sixteen percent) per annum maturing on 06-11-2032 (the sixth day of November, two thousand thirty two). The exercise of the call option has been announced in Investor Daily and The Jakarta Post both dated 04-05-2012 (the fourth day of May, two thousand twelve). In accordance with the provisions of the Trustee Agreement for Indosat Bond II Year 2002, the Issuer shall have the right to make the settlement of the principal of Indosat Bond II Year 2002 Series B earlier to Series B bond holders. The Call Option shall be exercised on 06-11-2012 (the sixth day of November, two thousand twelve) at the price level of 101% (one hundred one percent) of the nominal Bond II Series B.

b.

In accordance with the circular issued by Bapepam-LK Number: SE-05/BL/2006 dated 29-09-2006 (the twenty-ninth day of September, two thousand six) regarding the disclosure of information about the costs and expenses incurred in connection with a public offering, the total costs incurred by the Issuer shall be determined in the Prospectus including underwriting service, implementation service, sales service, Capital Market Supporting Professional service and Capital Market Supporting Institution service fees.

2)	Changes in the use of the proceeds from the Public Offering:

Should the use of the proceeds from the Public Offering of Bonds be changed, the plan shall be reported in advance to Bapepam-LK by stating the reasons and considerations therefor and any changes in the use of funds must obtain prior approval from the Trustee after having been approved in advance by RUPO, in accordance with Rule Number: X.K.4, unless otherwise determined in Bapepam or Bapepam-LK rules.

3)	Temporary placement of proceeds from Public Offering of Bonds:

In the event the proceeds from the Public Offering of Bonds have not been fully utilized, the temporary placement of the proceeds from the Public Offering of Bonds shall be conducted by the Issuer with due observance of security and liquidity and reasonable financial profits that may be provided for the Issuer.

4)

Until all the proceeds from the Public Offering of Bonds have entirely been used, the Issuer shall report the realization of the use of the proceeds from the Public Offering of Bonds periodically every 3 (three) months to Bapepam-LK and the Trustee in accordance with Bapepam-LK Rule Number: X.K.4.

Article 3

APPOINTMENT, DUTIES, RIGHTS AND OBLIGATIONS OF THE TRUSTEE

1.	Pursuant to and in accordance with the provisions of the Trustee Agreement, the Issuer hereby appoints PT BANK RAKYAT INDONESIA (Persero) Tbk, having its domicile in

Central Jakarta, to perform such duties as a Trustee for the Issuance of Bonds, and PT BANK RAKYAT INDONESIA (Persero) hereby well accepts the appointment as the Trustee for the Issuance of Bonds, under the terms and conditions set forth in the Trustee Agreement and without prejudice to the provisions of the laws and regulations in force in the Republic of Indonesia relating to the duties and obligations as the Trustee in an Issuance.

2.	The main duties and responsibilities of the Trustee shall be as follows:

a.	to represent the interests of the Bondholder, either in or outside courts of law, in accordance with the Trustee Agreement and the laws and regulations in force in the Republic of Indonesia;

b.

to commit himself to perform the main duties and responsibilities as set forth in letter a commencing from the signing of the Trustee Agreement with the Issuer, but such representation shall be effective after the Bond has been allocated to the investor;

c.	to perform duties as the Trustee under the Trustee Agreement and other documents related to the Trustee Agreement; and

d.	to provide all information relating to the performance of trustee duties to Bapepam-LK;

3.	The Trustee shall perform duties in good faith, carefully, and prudently in accordance with the Trustee Agreement and the laws and regulations in force in the Republic of Indonesia.

4.	The Trustee shall perform the duties, functions and obligations of the Trustee as follows:

a.	to monitor the progress of the management of the business activities of the Issuer, based on data and/or information obtained directly or indirectly;

b.	to supervise and monitor the performance of the obligations of the Issuer under the Trustee Agreement and other documents related to the Trustee Agreement;

c.	to monitor payments made by the Issuer or the Paying Agent to the Bondholder;

d.	to take necessary action in case of a decrease in the Securities rating, if this causes the Issuer to be unable to perform its obligations in accordance with the provisions of the Trustee Agreement;

e.	to take necessary actions in accordance with the provisions of the Trustee Agreement;

f.	to openly present complete information about its qualifications as a Trustee in the Prospectus and/or Additional Information;

g.	to summon and convene the RUPO as stipulated in Article 10 of the Trustee Agreement.

h.

to take legal action in accordance with the provisions of the Trustee Agreement as resolved by the Bondholder in the RUPO, and to refrain from taking action in contravention of the resolutions that have legally been resolved by the RUPO;

i.

to believe in each document considered authentic and valid and having been signed, sent or made by a person or persons actually entitled to represent the Issuer or to act on the advice of the legal consultant or experts selected by the Issuer on everything under the Trustee Agreement, to the extent of the authenticity and validity of relevant documents;

j.	to provide all information and calculations in connection with the performance of its duties at any time requested by the RUPO, the Stock Exchange and Bapepam-LK;

k.

to believe in each document considered authentic and valid or made by a person or persons actually entitled and/or authorized to represent KSEI on all matters relating to the Written confirmation and/or KTUR issued and in accordance with specifications issued by KSEI under the Trustee Agreement and to be irresponsible to any other parties for any consequences of the belief. In relation thereto, the Issuer shall not be responsible to the Trustee, the Bondholder and any other third parties;

l.	to inform KSEI in writing that the RUPO has been finished no later than the following Business Day in order for the revocation of the Bond freezing to be made by KSEI;

m.	to give advice required by the Issuer in connection with the Trustee Agreement;

n.

the Trustee shall be responsible for providing compensation to the Bondholder for losses due to negligence in the performance of its duties as set forth in the Trustee Agreement and the laws and regulations in force in the Republic of Indonesia;

o.

to submit a report to Bapepam-LK and the Stock Exchange in accordance with applicable regulations on the Capital Market and to the Bondholder through KSEI and/or directly to the Bondholder in the event the Trustee knows by sufficient evidence that:

i.

The Issuer is negligent or violates the provisions contained in the Trustee Agreement and/or the Issuance Document (except the Prospectus) made in connection with the Issuance with due observance of the provisions of Article 9 of the Trustee Agreement;

ii.

A situation and an indication which may harm the interests of the Bondholder in the form of the Issuer’s inability to perform its obligations to the Bondholder under the Bond, the Trustee Agreement and/or the Issuance Document (except the Prospectus) made in connection with this Issuance arise.

p.	to make verification of the KTUR submitted by the Bondholder based on specifications and a list of KTUR publications and delivered by KSEI to the Trustee and the Issuer;

5.	The Trustee shall be entitled and authorized to:

a.

request documents and information required from the Issuer in order to perform the task of monitoring the progress of corporate management and supervision of the performance of the obligations that must be fulfilled by the Issuer under the Trustee Agreement.

b.

hold the authorization to represent the Bondholder in taking legal actions related to the interests of Bondholder, including making a claim for the rights of the Bondholder in and outside courts of law without the need for a special power of attorney from the Bondholder.

c.

appoint Capital Market Supporting Professionals to assist in making an examination in case of any differences of understanding of default. All costs and expenses incurred in connection with such appointment shall be the burden of the Issuer.

d.

reject the request for convening the RUTPO submitted by the Bondholder or the Issuer in accordance with the Trustee Agreement by giving written notice of the rejection and the reasons for the rejection.

e.	receive a copy of proof of payment from the Issuer in connection with Bond Interest payments and/or Bond Principal settlements on the same day as the payment is made.

f.

receive a written notice from KSEI of the amount of funds payable by the Issuer for Bond Interest payments and/or Bond Principal settlements no later than 2 (two) Bourse Days prior to the Bond Interest Payment Date and/or the Bond Principal Settlement Date.

g.	receive a notice from KSEI in writing of Bond Interest payments and/or Bond Principal settlements,

including nonpayment due to failure or delay by the Issuer in providing sufficient funds, not later than 1 (one) Bourse Day after the Bond Interest Payment Date and/or the Bond Principal Settlement Date.

h.	receive a list from KSEI containing details of KTUR and specifications and specimens of KTUR issued by KSEI no later than 1 (one) Business Day prior to the RUPO.

i.	receive a fee in the amount and manner as provided in Article 4 of the Trustee Agreement.

j.

have no responsibility to the Issuer or the Bondholder or any other parties for reasons which suggest the validity of a Written Confirmation and/or KTUR submitted by the Bondholder but it later transpired that it was false or invalid after the Trustee had made verification in accordance with the specifications provided by KSEI. In relation thereto, the Issuer shall not be responsible to the Trustee, the Bondholder or any other third parties either.

k.	have no responsibility to the Issuer or the Bondholder or any other parties for the use of funds as stated in Article 2 of the Trustee Agreement.

6.	The Issuer agrees to indemnify and/or hold the Trustee harmless from any and all:

a.

claims and losses determined by permanently binding court decisions in connection with the obligations of the Issuer under the Trustee Agreement and/or other agreements made in connection with this Bond Issuance, unless caused by the negligence of the Trustee.

b.

costs, charges and any other expenses suffered by the Trustees, including Legal Consultant’s fees approved by the Issuer in connection with the obligations of the Issuer under the Trustee Agreement and/or other agreements made in connection with this Bond Issuance, unless caused by the negligence off the Trustee.

7.

The Trustee, the members of the Board of Directors and the members of the Board of Commissioners of the Trustee shall not be allowed to have any direct or indirect interests in the Issuer which may affect its capacity as a Trustee, unless allowed by Bapepam-LK and notified to KSEI and the Bondholder with due observance of applicable laws and regulations on the Capital Market.

8.	The appointment, replacement and expiration of the Trustee:

a.	the appointment of a Trustee shall for the first time be made by the Issuer as stated in paragraph 1 of this Article;

b.	the replacement of the Trustee shall be made in the occurrence of any of the following events:

1)	the revocation of the business license of the bank as a Trustee;

2)	the revocation or suspension of business activities of the Trustee in the Capital Market;

3)	the dissolution by a judicial body or by another official body of the Trustee or the Trustee is deemed to have been dissolved under the laws and regulations in force in the Republic of Indonesia;

4)	the Trustee is declared bankrupt by a competent judicial body or its operations and/or business activities are suspended by the competent authority;

5)	the Trustee cannot perform its obligations;

6)	the Trustee violates the provisions of the Trustee Agreement and/or the laws and regulations on the Capital Market;

7)	at the request of the Bondholder.

8)	the emergence of an Affiliation relationship between the Issuer and the Trustee after the appointment of the Trustee;

9)	the emergence of a credit relationship which exceeds the amount as stipulated in Bapepam-LK Rule Number: VI.C.3; or

10)	at the request of the Trustee, under the conditions as stated in paragraph 8 letter e of this Article;

c.

In the event of replacement of the Trustee due to any of the events as mentioned in paragraph 8 letter b point 1 through point 4 of this Article, the Issuer shall be obligated to immediately find a substitute for the trustee, by appointing a substitute trustee at the latest within 14 (fourteen) Calendar Days from the occurrence and within 7 (seven) Calendar Days the Issuer shall make a RUPO announcement and convene the RUPO in compliance with the provisions of Article 10 of the Trustee Agreement for the inauguration or replacement of the substitute trustee;

d.

In the event of replacement of the Trustee occurring due to any of the events as mentioned in paragraph 8 letter b point 5 through point 7 of this Article, the Issuer shall be obligated to immediately find a substitute for the trustee; the replacement of the trustee must obtain prior approval from the RUPO as stipulated in Article 10 of the Trustee Agreement;

e.

Should the Trustee submit a request for resignation in connection with paragraph 8 letter b point 8 and point 9 of this Article, or should the Issuer fail to pay the Trustee’s fee as referred to in Article 4 of the Trustee Agreement, after the Trustee has submitted a written request for payment 3 (three) consecutive times to the Issuer, the Trustee may submit a request for resignation to the Issuer;

The request for resignation shall be submitted in writing by stating the reasons therefor;

Upon such resignation, the Issuer shall be responsible for appointing a substitute trustee no later than 14 (fourteen) Business Days after receiving the letter of resignation; should the Issuer fail to appoint the substitute trustee, then at the latest within 30 (thirty) Calendar Days after the submission by the Trustee of a letter of resignation, the Trustee shall be entitled to propose a substitute trustee and then as soon as possible the RUPO shall be convened. The Issuer shall be obligated to convene the RUPO, to report the Trustee’s resignation plan to the Bondholder and propose the appointment of a substitute trustee that must be ready to assume its position when the Trustee’s resignation becomes effective; the Trustee may resign from its position as a Trustee under the Trustee Agreement only after the request for resignation has been accepted by the RUPO and the new trustee replacing it has taken office, and the Issuer shall pay in full a fee still indebted to the Trustee;

f.	the duties, obligations and responsibilities of the Trustee shall expire:

1)

when the Bond, the Bond Principal, the Bond Interest including Penalties (if any) have been paid in full and the Trustee has received a report on the fulfillment of obligations of the Issuer from the Paying Agent;

2)	on a certain date that has been agreed in the Trustee Agreement after the maturity date of the Bond Principal; or

3)	after the appointment of a new trustee.

9.

In the event of dismissal of the Trustee, the Issuer shall promptly appoint a substitute Trustee, which has been approved by the RUPO, with due observance of the provisions of paragraph 8 letter b of this Article and the laws and regulations in force in the Republic of Indonesia, in such a way so that a Trustee shall always be available at any time pursuant to the laws and regulations in force in the Republic of Indonesia.

10.

In the event the Trustee ceases to be a Trustee for reasons set out in paragraph 8 letter b of this Article, the Trustee Agreement shall automatically cease to be valid for that Trustee, notwithstanding the provisions of paragraph 11 of this Article.

11.

The substitute Trustee that has been validly appointed under the laws and regulations in force in the Republic of Indonesia shall sign, acknowledge and deliver to the Issuer a letter stating that it accepts the appointment under the terms and conditions of the Trustee Agreement and agrees to replace the Trustees under the Trustee Agreement, and then the substitute Trustee shall without any further action or deed be bound solely as a Trustee under the Trustee Agreement with all the rights, authorities, trust, duties and obligations of its predecessor with legal consequences as mentioned in the Trustee Agreement.

12.

The Trustee together with the Issuer shall announce the expiration of duties as a Trustee as set forth in paragraph 8 letter b of this Article in at least 1 (one) daily newspaper published in Indonesian language having nationwide circulation not later than 2 (two) Business Days after the substitute Trustee has become effective as provided in paragraph 8 of this Article. Any costs and expenses for the announcement of the expiration of duties of the Trustee shall be borne by the Issuer.

13.

Immediately after the occurrence of any of the events mentioned in paragraph 8 letter b of this Article, the Trustee shall give its accountability for the performance of duties and obligations under the Trustee Agreement to the RUPO and the Issuer and report the resolutions of the RUPO to Bapepam-LK. To the extent that the accountability has not been well accepted by the RUPO and the Issuer, the Trustee shall not be given a release and discharge from responsibility by the Issuer and the RUPO, and then the Trustee shall remain legally responsible for the duties and obligations as a Trustee.

Article 4

TRUSTEE’S FEE

4.1	In return for the services of the Trustee under the provisions of the Trustee Agreement, the Issuer shall pay the Trustee a fee as evident from:

-	The Issuer’s letter to the Trustee dated 15-02-2012 (the fifteenth day of February, two thousand twelve) Number: 037/EOO-EOBD/FIN/12;

-	The Trustee’s letter to the Issuer dated 29-02-2012 (the twenty-ninth day of February, two thousand twelve) Number: B221-TRY/DIM/02/2012;

whose originals were shown to me, Notary Public.

4.2	Value Added Tax (VAT) on the Trustee’s fee mentioned above shall be borne and paid by the Issuer in accordance with the rates under the prevailing laws and regulations.

4.3	In the event the Issuer makes a buyback causing the settlement of all Bonds, the Trustee Agreement shall expire and the Trustee’s fee shall no longer exist.

4.4

In the event the Trustee resigns at its own request or is dismissed before the expiration of duties of the Trustee, the Trustee’s fee that has been paid during the relevant year shall be refunded proportionately to the Issuer no later than 5 (five) Business Days after the new trustee has taken office. If the date of payment of the Trustee’s fee does not fall on a Business Day then the payment shall be made on the next succeeding Business Day.

Should the Trustee be negligent in making a refund at the specified time, the Trustee shall refund the fee plus a Penalty. The Penalty shall be calculated based on the number of days passing until the effective settlement of the fee refund from the Trustee to the Issuer, on the basis of a 360 (three hundred sixty)-Calendar Days year and a 30 (thirty)-Calendar Days month.

Article 5

CONDITIONS OF BOND

-The Issuer undertakes and commits itself to the Trustee as the attorney for the Bondholder (this undertaking and commitment is made by and binding on the Issuer to each Bondholder) that the Issuer shall issue the Bond or conduct the Issuance under the following conditions:

5.1	Name of Bond:

The Bond shall be issued under the name “INDOSAT BOND VIII YEAR 2012 WITH FIXED INTEREST RATE”.

5.2	Bond Principal:

The Principal value of the Bond to be issued shall be Rp. 2,700,000,000,000.- (two trillion seven hundred billion Rupiah) consisting of:

*	Series A bonds in the amount of Rp. 1,200,000,000,000.- (one trillion two hundred billion Rupiah);

*	Series B bonds in the amount of Rp. 1,500,000,000,000.- (one trillion five hundred billion Rupiah);

representing 100% (one hundred percent) of the price of the Bond Principal with due observance of the prevailing laws and regulations and the conditions as set out in Article 5 of the Trustee Agreement, as stated in the Jumbo Bond Certificate issued by the Issuer. The principal amount of each series of Bonds may be reduced in connection with a buyback as the Bond settlement as evidenced by the Jumbo Bond Certificate in accordance with the provisions Article 5 of the Trustee Agreement.

5.3	Bond’s Maturity:

a.	The Maturity of the Bond shall be as follows:

-	Series A bonds shall mature on the 7 (seven)-year anniversary from the Issuance Date.

-	Series B bonds shall mature on the 10 (ten)-year anniversary from the Issuance Date.

with due observance of the prevailing laws and regulations and the conditions as set out in this Article 5, and as stated in the Jumbo Bond Certificate issued by the Issuer.

b.

The amount payable by the Issuer on the Bond Principal settlement payment date shall be at a price equal to the amount of the Bond Principal written in the Written Confirmation owned by the Bondholder on the Bond Principal Settlement Date.

c.	Bond Principal payment procedures:

1)	The Bond shall be settled on the Bond Principal Settlement Date.

2)	Bonds Principal Payments to the Bondholder through the Account Holder shall be made by the Paying Agent for and on behalf of the Issuer under the Paying Agent Agreement.

3)

The payment of the Bond Principal payable made by the Issuer to the Bondholder through the Paying Agent shall be considered to be a full payment by the Issuer, after the fund has been received by the Bondholder through the Account Holder in KSEI, with due observance of the Paying Agent Agreement; thus, the Issuer shall be released from the obligation to make the payment of the Bond Principal.

5.4	Bond Interest:

a.	The nature and rate of interest;

The Bond Interest Rate shall be a fixed interest rate, namely:

-	Series A bonds, 8.625% (eight point six two five percent) per annum; and

-	Series B bonds, 8.875% (eight point eight seven five percent) per annum;

b.	Payment period and schedule;

The Bond Interest shall be paid every 3 (three) months, commencing from the Issuance Date on the Bond Interest Payment Date. If the Bond Interest Payment Date falls on a non-Bourse Day, then the Interest Bond shall be paid on the next succeeding Bourse Day free of Penalty.

The date of payment of each Bond Interest shall be as set out in the Prospectus.

c.	Interest calculation;

The Bond Interest Rate shall be a percentage per annum of the nominal value calculated based on the number of Calendar Days passing on the basis of a 360 (three hundred sixty)-Calendar Days year and a 30 (thirty)-Calendar Days month.

d.	Interest payment procedures;

-

The Bondholder entitled to the Bond Interest shall be the Bondholder whose name is registered in the Account Holders Register on the date 4 (four) Bourse Days prior to the Bond Interest Payment Date, unless otherwise determined by KSEI in accordance with the applicable provisions of KSEI.

Thus, if a Bond transaction occurs within 4 (four) Bourse Day prior to the Bond Interest Payment Date, the Bond buyer receiving the transfer of the Bond shall not be entitled to the Bond Interest during that Bond Interest period, unless otherwise determined by KSEI in accordance with the applicable provisions of KSEI. The Bond Interest shall be paid by the Issuer through KSEI as the Paying Agent to the Bondholder through the Account Holder on the Bond Interest Payment Date based on the Account Holders Register.

-	Bond Interest payments to the Bondholder through the Account Holder shall be made by the Paying Agent for and on behalf of the Issuer under the Paying Agent Agreement.

-

The payment of the Bond Interest payable made by the Issuer to the Bondholder through the Paying Agent shall be considered to be a full payment by the Issuer, after the fund has been received by the Bondholder through the Account Holder in KSEI, with due observance of the Paying Agent Agreement; thus, the Issuer shall be released from the obligation to make the payment of the Bond Interest.

5.5	Bond Penalty (If Any):

a.

Should the Issuer fail to provide sufficient funds for Bond Interest payment and Bond Principal Settlement on the Bond Interest Payment Date or the Bond Principal Settlement Date, the Issuer shall pay a penalty for failure to pay the Bond Principal and/or the Bond Interest.

b.	The penalty shall be calculated daily based on the number of days passing, on the basis of a 360 (three hundred sixty)-Calendar Days year and a 30 (thirty)-Calendar Days month.

c.	The penalty paid by the Issuer to which the Bondholder is entitled shall be given by the Paying Agent to the Bondholder in proportion to the Bonds held.

5.6	The Bond shall be Evidence of Debt:

a.

Based on the statement of the Issuer now but effective as from the Issuance Date, the Bond shall be evidence that the Issuer is validly and bindingly indebted to the Bondholder in the amount of the Bond Principal stated in the Jumbo Bond Certificate plus Bond Interest and Penalties (if any) payable by the

Issuer under the Trustee Agreement and the Paying Agent Agreement. The Bond shall form an essential and inseparable part of the Trustee Agreement.

b.

The proof of ownership of the Bond for the Bondholder shall be the written confirmation issued by the Account Holder and administered by KSEI under the Securities Account Opening Agreement signed by the Bondholder and the Account Holder.

The Written Confirmation may not be transferred or traded

5.7	Bond Withdrawal:

The withdrawal of the Bond from the Securities Account may only be made by transfer from one Securities Account to another Securities Account. The withdrawal of the Bond out of the Securities Account to be converted into a Bond certificate may not be made, except in case of cancellation of Bond registration with KSEI at the request of the Issuer or the Trustee, with due observance of applicable laws and regulations on the Capital Market.

5.8	Transfer of Bonds

The ownership of the Bond shall be transferred by transfer the Bond from one Securities Account to another Securities Account. The Issuer, the Trustee and the Paying Agent shall treat the Account Holder as a rightful Bondholder in relation to the receipt of Bond Interest payment and/or Bond Principal settlement and other rights relating to the Bond.

5.9	Book Entry Unit of Bond:

a.	The Book Entry Unit of the Bond shall be Rp. 1.00 (one rupiah) or a multiple thereof.

b.	One Book Entry Unit shall have the right to cast 1 (one) vote at the RUPO.

5.10	Buyback

In the event the Issuer makes a buyback of the Bond, the provisions below shall apply:

a.	the Bond buyback shall be intended as a settlement or deposited to be resold later at market prices.

b.	the Bond buyback shall be made via the Stock Exchange or outside the Stock Exchange.

c.	the Bond buyback may only be made 1 (one) year after the Allotment Date.

d.	the Bond buyback may not be made if it causes the Issuer to be unable to comply with the provisions of the Trustee Agreement.

e.	the Bond buyback may not be made if the Issuer defaults as defined in the Trustee Agreement, unless it has obtained the approval of the RUPO.

f.	the Bond buyback may be made only by the Issuer from unaffiliated parties.

g.	the Bond buyback plan shall be reported to Bapepam-LK by the Issuer not later than 2 (two) Business Days prior to the announcement of the Bond buyback plan in newspapers.

h.

the Bond buyback may be made only after the announcement of the Bond buyback plan. The announcement shall be made in at least 1 (one) daily newspaper published in Indonesian language having nationwide circulation no later than 2 (two) Days prior to the date of offer for buyback.

i.	the Bond buyback plan as referred to in letter g and the announcement as referred to in the letter h shall at least contain information about:

1)	the buyback offer period;

2)	the maximum amount of funds used for a buyback;

3)	the range of the number of Bonds to be bought back;

4)	prices or price ranges offered for the Bond buyback;

5)	transaction settlement procedures;

6)	requirements for the Bondholder submitting a sale offer;

7)	procedures for submission of a sale offer by the Bondholder;

8)	Bond buyback procedures; and

9)	Affiliation relationships between the Issuer and the Bondholder;

j.

The Issuer shall make allotment in proportion to the participation of each Bondholder making Bond sales if the number of Bonds offered for sale by the Bondholder exceeds the number of Bonds that may be bought back;

k.	The Issuer shall maintain the confidentiality of all information about the sale offers that have been submitted by the Bondholder;

l.	The Issuer may make a Bond buyback without make an announcement as referred to in letter i of this Article, under the following conditions:

1)	The Bond buyback shall not exceed 5% (five percent) of the number of Bonds for each type of outstanding Bonds in a period of 1 (one) year after the Allotment Date;

2)	The Bond bought back shall not be the Bond held by Affiliates of the Issuer; and

3)	The Bond bought back shall only be kept to be resold in the future, and shall be reported to Bapepam-LK no later than the end of the 2nd (second) Business Day after the Bond buyback;

m.	The Issuer shall report to Bapepam-LK and the Trustee, and announce to the public no later than 2 (two) Business Days after the Bond buyback, information including, among other things:

1)	the aggregate par value of the Bond that has been bought;

2)	the detailed number of Bonds that have been bought back for settlement or kept for resale;

3)	the price of the buyback that has occurred; and

4)	the amount of funds used for the Bond buyback.

n.	in case more than one unsecured Bond is issued by the Issuer, the buyback shall consider aspects of the economic interests of the Issuer in the buyback; and

o.	the buyback by the Issuer shall cause:

1)

the abolition of all rights attached to the Bond bought back, the right to attend the RUPO, voting rights, and the right to obtain the Bond Interest and other benefits from the Bond bought back if it is intended for settlement; or

2)

the suspension of all rights attached to the Bond bought back, the right to attend the RUPO, voting rights and the right to obtain the Bond Interest and other benefits from the Bond bought back if it is intended to be kept for resale.

5.11	Sanctions

-Should the Issuer fail to provide sufficient funds for Bond Interest payment and/or Bond Principal settlement on the Bond Interest Payment Date and/or the Bond Principal Settlement Date, the Issuer shall pay a Penalty. The Penalty paid by the Issuer to which the Bondholder is entitled shall be given by the Paying Agent to the Bondholder in proportion to the Bonds held.

5.12	Miscellaneous

a.	The obligations of the Issuer under the Bond shall at any time be a valid and unconditional and absolute obligation of the Issuer.

b.	The payment of Bond Interest, Bond Principal and Penalties (if any) shall be the right of the Bondholders.

c.

The Custodian Bank or the Securities Company which is an Account Holder may act for itself as a Bondholder or for and on behalf of its customers by virtue of a power of attorney to act for and on behalf of its customer as a Bondholder.

d.

Tax regulations shall apply to the Bondholder in accordance with the laws and regulations in force in the Republic of Indonesia and should the Issuer be required by the laws and regulations in force in the Republic of Indonesia to deduct tax from any payment made by the Issuer to the Bondholder, the Issuer through the Paying Agent shall withhold tax and pay it to the agency designated to receive a payment of taxes and through the Paying Agent shall give evidence of tax withholding to the Bondholder.

Article 6

LIMITATIONS AND OBLIGATIONS OF THE ISSUER

6.1

As of the date of this Agreement and as long as the Bond Principal and the Bond Interest have not been paid in full, the Issuer undertakes and commits itself that the Issuer and as relevant the Material Subsidiary (the Material Subsidiary is a Subsidiary whose assets reach at least 10% (ten percent) of the total assets of the Issuer based on the Issuer’s financial statements for the last fiscal year or whose income reaches at least 10% (ten percent) of the total revenues of the Issuer in the Issuer’s financial statements for the last fiscal year, whichever is lower), without the written approval of the Trustee, will refrain from:

(a)

pledging and/or mortgaging, either in part or in whole, the assets of the Issuer and/or permitting and/or granting approval to the Subsidiary to pledge and/or mortgage, in part or in whole, the assets of the Subsidiary, the revenues of the Issuer and/or the Subsidiary, now or hereafter existing, to any third parties, except the action to provide guarantees or collaterals which are Allowable Collateral and Guarantee.

(b)	providing a corporate guarantee or permitting the Material Subsidiary (as defined above) to provide a corporate guarantee to any other parties, unless:

(i)	the corporate guarantee is Allowable Collateral and Guarantee; and/or

(ii)

the corporate guarantee is provided to guarantee the liabilities of the Subsidiary made in the ordinary course of business and the total liabilities guaranteed at any time cumulatively do not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

(iii)	the corporate guarantee is provided to guarantee the debt of the Subsidiary established in connection with the plan for the issuance of debentures in foreign currencies by the Subsidiary.

(c)

conducting the merger, consolidation, takeover with or of any other companies causing the dissolution of the Issuer, or having a negative impact on the business continuity of the Issuer, or permitting the Subsidiary engaged in the Main Business Activity of the Issuer to conduct a merger, consolidation and/or takeover with any other companies causing the dissolution of the Subsidiary or having a negative impact on the business continuity of the Subsidiary except in the framework of the Restructuring Activities of the Issuer and/or the Sale of Allowable Assets.

(d)	providing loans to any other parties, except in connection with Allowable Receivables.

(e)	selling, assigning or transferring any or all the assets or Main Business Activities of the Issuer, except:

(i)	in the framework of the Restructuring Activities of the Issuer; or

(ii)

the sale, assignment, or transfer of assets made within 1 (one) transaction or a combined transaction in 1 (one) year not exceeding 10% (ten percent) of the total consolidated net assets based on the Issuer’s audited consolidated financial statements for the last fiscal year and to the extent that it does not disturb the Main Business Activity of the Issuer.

(iii)	the sale of telecommunication towers including any equipment thereof owned by the Issuer to any third parties.

(iv)	Allowable Asset Sales.

(f)	conducting the issuance of bonds or other debt instruments having a higher position, or whose payment is more prioritized than the Bonds, taking into account Allowable Collateral and Guarantee.

(g)	changing the business field of the Issuer into a business field outside the telecommunications and informatics sector.

6.2	The written approval as referred to in paragraph 6.1 of this Article shall be given by the Trustee under the following conditions:

(a)	The request for such approval shall not be rejected for no clear and proper reasons;

(b)

The Trustee shall give approval, rejection or request additional data/other supporting documents within 7 (seven) Business Days after the request for such approval and supporting documents have been completely received by the Trustee and if within 7 (seven) Business Days the Issuer does not receive approval, rejection or request for additional data/other supporting documents from the Trustee then the Trustee shall be deemed to have granted its approval; and

(c)

If the Trustee requests additional data/other supporting documents then an approval or rejection shall be given by the Trustee within 10 (ten) Business Days after the data/other supporting documents have been completely received by the Trustee and if within 10 (ten) Business Days the Issuer does not receive approval or rejection from the Trustee then the Trustee shall be deemed to have granted its approval.

6.3	As of the date of this Agreement and as long as the Bond Principal and the Bond Interest have not been paid in full, the Issuer undertakes and commits itself that the Issuer will:

(a)	Comply with all the provisions of the Trustee Agreement and other agreements in connection with this Bond Issuance.

(b)

Pay an amount of money required for Bond Interest payment and/or Bond Principal settlement maturing not later than 1 (one) Bourse Day (in good funds) prior to the Bond Interest Payment Date and/or the Bond Principal Settlement Date into KSEI’s account.

(c)	Pay a Penalty for negligence in paying any amounts due and payable.

-The amount of the penalty shall be calculated on a daily basis provided that 1 (one) year is 360 (three hundred sixty) Calendar Days and 1 (one) month is 30 (thirty) Calendar Days and until the effective settlement of the penalty mentioned above. The penalty paid by the Issuer to which the Bondholder is entitled shall be paid to the Bondholder in proportion to the Bonds held.

(d)

Maintain and keep the position of the Issuer and the Subsidiary as a limited liability company and legal entity (except in the framework of the Restructuring Activities of the Issuer) and essential permits and licenses now held by the Issuer and the Subsidiary and immediately apply for permits and licenses when such permits and licenses expire or are required to conduct its business.

(e)

Maintain accounting and cost control systems in accordance with accounting principles and other records sufficient to accurately describe the financial condition of the Issuer, the Subsidiary and the results of its operations and consistently applied.

(f)

Immediately notify the Trustee of any important events or circumstances occurring in the Issuer and/or the Subsidiary which may have a material negative impact on the fulfillment of obligations of the Issuer in the framework of this Bond issuance and settlement.

(g)	Notify the Trustee at the latest within 2 (two) Business Days after the occurrence thereof in writing of:

(i)

any resolutions of the General Meeting of Shareholders in connection with the amendment to the Articles of Association or the change in the composition of the Board of Directors and Commissioners of the Issuer and the Subsidiary, the distribution of dividends to shareholders of the Issuer;

(ii)

any criminal, civil, administrative and labor cases involving the Issuer and the Subsidiary that may materially affect the ability of the Issuer and/or the Subsidiary in performing and complying with its obligations under all the Issuance Documents.

(h)

Ensure that the obligation of payment by the Issuer to the Bondholder under the Trustee Agreement ranks at all times at least pari passu with the obligation to all other creditors, except for obligations to preferential creditors.

(i)	Provide the Trustee with:

(i)

a copy of the reports submitted to Bapepam-LK, the stock exchange on which the shares, American Depositary Shares, or bonds of the Issuer are listed, and KSEI not later than 2 (two) Business Days after the reports have been submitted to the parties mentioned above;

(ii)

consolidated annual financial statements that have been audited by a public accountant registered with Bapepam-LK at the latest within 120 (one hundred twenty) Calendar Days after the date the books of the Issuer expire;

(iii)	consolidated quarterly financial statements delivered concurrently with the delivery of reports to Bapepam-LK, the Stock Exchange, or no later than:

-30 (thirty) Calendar Days after a period of 3 (three) months during which the books of the Issuer expire, if not accompanied by an accountant’s report; or

-60 (sixty) Calendar Days after a period of 3 (three) months during which the books of the Issuer expire, if accompanied by an accountant’s report in the framework of a limited review; or

-90 (ninety) Calendar Days after a period of 3 (three) months during which the books of the Issuer expire, if accompanied by an accountant’s report giving an opinion on the fairness of the financial statements entirely;

(j)

Maintain the assets of the Issuer and the Subsidiary in good condition and always insure them with a reputable insurance company under the terms and conditions usually implemented by the Issuer and generally accepted in similar business.

(k)

Give permission to the Trustee to, on the Business Day during working hours, make site visits to the Issuer and the Subsidiary and examine permits and licenses and financial records as long as not contravening applicable regulations, by prior notice to the Issuer given at least 3 (three) Business Days prior to the visit.

(l)	Meet the following financial obligations based on consolidated financial statements of the Issuer and the Subsidiary:

(i)	to keep the ratio of total Net Borrowings to Equity not more than 2.5:1, (two point five to one) as shown in the consolidated quarterly financial statements;

(ii)	to keep the ratio of EBITDA to Loan interest payment not less than 3:1 (three to one), as shown in the consolidated annual financial statements that have been audited;

(iii)	to keep the ratio of total Net Borrowings to EBITDA not more than 4:1 (four to one) as shown in the consolidated annual financial statements that have been audited.

(iv)	to keep the minimum Adjusted Consolidated Capital at any time during the nonpayment of the Amount Payable not less than Rp. 5,000,000,000,000.- (five trillion Rupiah).

(m)	rate the Bond in accordance with Rule Number: IX.C.11 regarding Rating of Debt Securities and any amendments thereto and or other regulations that must be obeyed by the Issuer.

ARTICLE 7

BONDHOLDER’S AUTHORIZATION TO THE TRUSTEE

7.1

As from the Issuance Date, each Bondholder directly subject to the Trustee Agreement approves any action taken by the Trustee in relation to the preparation and signing of the Trustee Agreement and agrees to and hereby now and hereafter jointly give authorization to the Trustee without the need for a new special power of attorney from the Bondholder to exercise all the rights of the Bondholder without exception under the Bond, with due observance of the Trustee Agreement and all documents and agreements relating to those agreements, including exercising or protecting the interests of each Bondholder before the judicial institutions including the commercial court or before the arbitration proceedings. Thus, the Bondholder shall be represented by the Trustee as a party to the Trustee Agreement, and all documents and agreements relating to such agreements and any exhibits and amendments thereto made later and as the party exercising or protecting the interests of each Bondholder before the judicial institutions including the commercial court or before the arbitration proceedings.

7.2

With due observance of applicable laws and regulations, including but not limited to laws and regulations on the Capital Market, this authorization and all other powers and authorities granted in and under the Trustee Agreement, the Acknowledgment of Debt, and other agreements made in relation to such agreements shall form an essential and inseparable part of the Trustee Agreement; the powers and authorities of which may not be terminated for any reasons, including the reasons set out in Articles 1813, 1814 and 1816 of the Indonesian Civil Code.

7.3

As long as the Bondholder still exists, the Trustee Agreement shall fully operate as perfect evidence of the granting of powers and authorities from the Bondholder to the Trustee as set forth in the Trustee Agreement.

7.4

The granting of powers and authorities from the Bondholder to the Trustee as set forth in the Trustee Agreement shall also include the powers and authorities to make amendments to the Trustee Agreement for all matters resolved at the RUPO and approved by the Issuer.

Article 8

REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

-The Trustee represents and warrants that the matters mentioned below are true:

8.1	The Trustee is entitled and authorized to act as a Trustee and has been registered as a Capital Market Supporting Institution.

8.2	The Trustee commits itself to perform its duties and/or obligations as a Trustee with full responsibility, full integrity, and act prudently solely for the benefit of the Bondholder.

8.3

The Trustees is responsible to the Bondholder for any losses suffered due to the negligence, carelessness of the Trustee or the actions due to a conflict of interest in relation to the duties of the Trustee as set out in the Trustee Agreement.

8.4	As at the date of signing of this deed, the articles of association of the Trustee are as described in the appearance section of this deed.

And in addition to those described above, until the date the Trustee Agreement was signed in this deed, no other deeds or documents contained amendments to the articles of association of the Trustee.

8.5	As at the date of signing of this deed, the members of the Board of Directors and the Board Commissioner of the Trustee are as follows:

MEMBERS OF THE BOARD OF DIRECTORS:

President Director	:	SOFYAN BASIR;

Director	:	SARWONO SUDARTO

Director	:	AHMAD BAEQUNI;

Director	:	SULAIMAN ARIF ARIANTO;

Director	:	LENNY SUGIHAT;

Director	:	AGUS TONI SOETIRTO;

Director	:	ASMAWI SYAM;

Director	:	SUPRAJARTO;

Director	:	DJAROT KUSUMAYAKTI;

Director	:	RANDI ANTO

Director	:	GATOT MARDIWASISTO;

BOARD OF COMMISSIONERS:

-President Commissioner/ Independent Commissioner	:	BUNASOR SANIM;

-Vice-President Commissioner*	:	MUSTAFA ABUBAKAR;

-Commissioner	:	HERU LELONO;

-Commissioner	:	HERMANTO SIREGAR;

-Commissioner*	:	VINCENTIUS SONNY LOHO;

-Independent Commissioner	:	AVILIANI;

-Independent Commissioner	:	ADYAKSA DAULTH;

-Independent Commissioner*	:	AHMAD FUAD;

*Effective after obtaining approval from Bank Indonesia upon the fit and proper test and meeting applicable laws and regulations.

Apart from those mentioned above, at this moment no other persons serve as a member of the Board of Directors and the Board of Commissioners of the Trustee.

8.6	For making the Trustee Agreement, the Trustee has obtained approval as required by the articles of association of the Trustee and the laws and regulations applicable to the Trustee.

8.7

The Trustee Agreement and all documents relating to the Trustee Agreement have been properly made by the Trustee in accordance with the requirements of the laws and regulations and duly signed on behalf of the Trustee and are a valid and binding obligation of the Trustee in accordance with the laws and regulations in Indonesia.

8.8	The party signing the Trustee Agreement on behalf of the Trustee is a party fully entitled and authorized to act for and on behalf of and legally representing the Trustee.

8.9

When the Trustee Agreement was signed, the Trustee had no credit relationship with the Issuer in the amount beyond the applicable provisions contained in Bapepam-LK Rule number: VI.C.3 regarding the Credit and Guarantee Relationship Between Trustee and Issuer.

8.10

Based on the data obtained by the Trustee from the Issuer until the date of signing of this deed, the Trustee has analyzed the financial statements of the Issuer as at 31-12-2011 (the thirty-first day of December, two thousand eleven).

8.11

The signing of the Trustee Agreement and other agreements and/or documents related to the Trustee Agreement by the Trustee does not contravene any other agreements made by the Trustee with any third parties.

The Trustee hereby declares that it is fully responsible for the representations and warranties given by the Trustee in the Trustee Agreement and therefore the Trustee hereby releases the Issuer with respect to the representations and warranties given by the Trustee in the Trustee Agreement.

8.12

In accordance with the provisions of Article 2 letter a of Rule Number: VI.C.4, which is an attachment to the Decision of the Chairman of Bapepam-LK number: Kep-412/BL/2010 on General Provisions and Trustee Contracts for Debt Securities, hereinafter referred to as “Bapepam-LK

Rule Number: VI.C.4”, the Trustee has signed a statement regarding the Trustee’s Statement of Due Diligence.

ARTICLE 9

ISSUER’S DEFAULT

9.1

If any circumstances or events referred to in paragraph 9.5 of this article occur for 15 (fifteen) Business Days after receipt of a written warning from the Trustee without any efforts to correct them initiated by the Issuer for the purpose of eliminating such a situation, then:

a.

The Trustee shall be entitled to notify the Bondholder of such event through 1 (one) daily newspaper published in Indonesian language having nationwide circulation and one (1) daily newspaper published in Indonesian language having at least local circulation at the place where the Issuer is domiciled;

b.	The Trustee shall be entitled to declare that the therefore total Amount Payable immediately becomes due and payable; and

c.	The Trustee shall also at its sole discretion reserve the right to summon the RUPO in accordance with the provisions and procedures contained in the

Trustee Agreement and at the RUPO the Trustee shall ask the Issuer to give an explanation with respect to such default.

9.2

If the RUPO may not accept the Issuer’s explanations and reasons, or should the Issuer fail to give any explanations to the RUPO, then the RUPO may at the same time determine the steps to be taken against the Issuer in connection with the Bond.

9.3

If the RUPO resolves that the Trustee should take legal actions to enforce a collection from the Issuer, the Trustee shall within the time specified in the resolution of the RUPO submit an invoice and take legal actions in relation to the collection from the Issuer.

9.4	All costs associated with the action to summon and convene the RUPO, and the legal actions taken in connection with the Event of Default shall be borne and compensated by the Issuer.

9.5	The Event of Default referred to in paragraph 9.1 of this Article shall include one or more of the circumstances or events below:

a.	The Issuer neglects to pay the Bond Interest on the Bond Interest Payment Date and/or settle the Bond Principal on the Bond Principal Settlement Date to the Bondholder; or

b.

The Issuer neglects to implement or comply with one or more of the provisions contained in the Trustee Agreement materially negatively impacting on the ability of the Issuer to fulfill its obligations under the Trustee Agreement; or

c.	The Issuer is dissolved (other than the dissolution due to a merger) or otherwise declared bankrupt; or

d.

in the event the court or a government agency has seized or taken over by any means all or most of the assets of the Issuer or has taken action which prevents the Issuer from conducting most or all of its business so as to materially affect the Issuer’s ability to fulfill its obligations under the Trustee Agreement; or

e.

in the event most of the rights, licenses and other material approvals from the Government of the Republic of Indonesia held by the Issuer and/or the Subsidiary are canceled or declared invalid, or the Issuer and/or the Subsidiary fails to obtain permits or approvals required by applicable law, that may materially negatively impact on the business continuity of the Issuer and materially affect the Issuer’s ability to fulfill the obligations specified in the Trustee Agreement; or

f.

if the Issuer’s information and warranties about the corporate status or financial condition of the Issuer and/or the management of the Issuer, including the Issuer’s representations and warranties as referred to in Article 13 of the Trustee Agreement, are materially inconsistent with the reality or untrue; or

g.

in the event the Issuer and/or the Subsidiary is declared to be in default of a loan agreement between the Issuer and/or the Subsidiary and any of the creditors, now or hereafter existing, in the facility amount equal to or higher than 10% (ten percent) of the revenues or 20% (twenty percent) of the Issuer’s equity based on the audited financial statements for the last fiscal year, whichever is smaller; or

h.

The Issuer or the Subsidiary is required by permanently binding court order to pay an amount of funds to any third parties which if paid will materially affect the ability of the Issuer to fulfill its obligations specified in the Trustee Agreement.

9.6	Notwithstanding any provisions to the contrary contained in this Trustee Agreement, the Trustee shall be entitled to declare an event of default and therefore declare that the whole Amount Payable immediately becomes due in the occurrence of any Event of Default as referred to in paragraph 9.5 letters (c), (d), and/or (f), and take other legal actions in relation thereto.

ARTICLE 10

GENERAL MEETING OF BONDHOLDERS

-The provisions below shall apply to the RUPO, the required quorum, voting rights and the adoption of resolutions, without prejudice to the provisions of the Capital Market regulations and the laws and regulations in force in the Republic of Indonesia and the regulations of the Stock Exchange on which the Bond is listed:

10.1	-The RUPO shall be held for the following purposes:

a.

to adopt resolutions with respect to the proposal of the Issuer or the Bondholder for changes in Bond tenor, Bond Principal, Bond Interest rate, changes in Bond Interest payment periods or procedures and other provisions in the Trustee Agreement.

b.

to give notice to the Issuer and/or the Trustee, provide directions to the Trustee, and/or approve a dispensation of time for a default under the Trustee Agreement and any consequences thereof, or to take any other actions with respect to the default;

c.	to dismiss the Trustee and appoint a new Trustee in accordance with the provisions of the Trustee Agreement;

d.

to take actions authorized by or on behalf of the Bondholder including determining the potential negligence that may cause the default as referred to in Article 9 of the Trustee Agreement and Bapepam-LK Rule number: VI.C.4 regarding General Provisions and Trustee Contracts for Debt Securities;

e.	The Trustee intends to take any other actions that are not authorized or are not contained in the Trustee Agreement or under the laws and regulations in force in the Republic of Indonesia.

10.2	The RUPO may be convened at the request of:

a.

Bondholders either individually or jointly representing more than 20% (twenty percent) of the total outstanding Bonds, excluding Bonds held by the Issuer and/or the Affiliated Company, submitting a written request to the Trustee for the RUPO accompanied by the original KTUR. The written request shall state the agenda requested for, provided that from the issuance of the KTUR, the Bonds held by the Bondholder submitting a written request to the Trustee shall be frozen by KSEI in the number of Bonds stated in the KTUR. The revocation of Bond freezing by KSEI may be made only after obtaining the written approval of the Trustee.

b.	The Issuer;

c.	The Trustee; and

d.	Bapepam-LK

10.3

The request as referred to in paragraph 10. 2 letter a, letter b and letter d shall be submitted in writing to the Trustee and no later than 30 (thirty) Calendar Days after the date of receipt of the request the Trustee shall make a summons for RUPO.

10.4

In the event the Trustee rejects the request of the Bondholder or the Issuer to convene the RUPO, the Trustee shall notify the requester in writing of the reasons for the rejection with a copy forwarded to Bapepam-LK, no later than 14 (fourteen) Calendar Days after receipt of the request.

10.5	The announcement, summons, and time of the RUPO:

a.	A RUPO announcement shall be made through 1 (one) daily newspaper published in Indonesian language having nationwide circulation, at the latest within 14 (fourteen) Calendar Days prior to the summons.

b.	The summons for RUPO shall be made no later than 14 (fourteen) Calendar Days prior to the RUPO through at least 1 (one) daily newspaper published in Indonesian language having nationwide circulation.

c.

The summons for the second or third RUPO shall be made no later than 7 (seven) Calendar Days prior to the second or third RUPO and accompanied by information that the first RUPO has been held but did not reach a quorum.

d.	The summons shall explicitly contain the plan for RUPO and disclose information such as:

-	the date, place and time of the RUPO;

-	the agenda of the RUPO;

-	the parties proposing the RUPO;

-	the Bondholders entitled to attend and vote at the RUPO; and

-	the quorum required to convene and adopt resolutions of the RUPO.

e.	The second and third RUPO shall be held at the earliest 14 (fourteen) Calendar Days and at the latest 21 (twenty one) Calendar Days following the first RUPO.

10.6	RUPO Procedures:

a.	The Bondholder, either personally or represented by virtue of a power of attorney, shall be entitled to attend the RUPO and use its voting rights in proportion to the Bonds held.

b.

The Bondholder entitled to attend the RUPO shall be the Bondholder whose name is registered in the Account Holders Register on the date 3 (three) Business Days prior to the date of the RUPO issued by KSEI.

c.	The Bondholder attending the RUPO shall submit the original KTUR to Trustee.

d.

All Bonds deposited in KSEI shall be frozen so that the Bonds may not be assigned/transferred 3 (three) Business Days prior to the date of the RUPO until the expiration date of the RUPO evidenced by the notice from the Trustee or the approval of the Trustee. The Bond transaction whose settlement falls on such dates shall be postponed until the date 1 (one) Business Day after the date of the RUPO.

e.	Each Bond of Rp. 1.00 (one Rupiah) shall be entitled to cast 1 (one) vote at the RUPO; thus, each Bondholder at the RUPO shall have cast votes in proportion to the Bonds held.

f.	Votes shall be cast by means of a written and signed ballot by stating KTUR Number, unless the Trustee decides otherwise.

g.	The Bond held by the Issuer and/or the Affiliated Company shall not have voting rights and shall not be counted for the quorum.

h.	Prior to the RUPO:

-	The Issuer shall be obligated to submit a list of Bondholders of its Affiliates to the Trustee.

-	The Issuer shall be obligated to make a statement stating the number of Bonds held by the Issuer and the Affiliated Company.

-	The Bondholder or the Bondholder’s proxy present at the RUPO shall be obligated to make a statement stating whether or not the Bondholder has an Affiliation relationship with the Issuer.

i.	The RUPO may be held at the place where the Issuer has its seat or any other places agreed between the Issuer and the Trustee.

j.	The RUPO shall be chaired by the Trustee.

k.	The Trustee shall prepare the agenda of the RUPO, including RUPO materials, and appoint a Notary Public to draw up the minutes of the RUPO.

l.	In the event the placement of the Trustee is requested by the Issuer or the Bondholder, the RUPO shall be chaired by the Issuer or the representative of the Bondholder requesting the RUPO. The Issuer or the Bondholder requesting the RUPO shall be required to prepare RUPO agendas and materials and appoint a Notary Public to drawn up the minutes of the RUPO.

10.7	With due observance of the provisions of paragraph 10.6 letter g of the Trustee Agreement, the quorum and resolution adoption shall be as follows:

a.	In the event the RUPO is aimed at resolving on amending the Trustee Agreement as referred to in Article 10.1):

1)	If the RUPO is requested by the Issuer then it shall be held under the following conditions:

(i)

it shall be attended by the Bondholders or represented by at least 3/4 (three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least 3/4 (three-fourths) of the total Bonds present at the RUPO.

(ii)	in case the quorum as referred to in point (i) above is not reached, the second RUPO shall be held.

(iii)	the second RUPO may be held if attended by the Bondholders or represented by at least

3/4 (three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least 3/4 (three-fourths) of the total Bonds present at the RUPO.

(iv)	in case the quorum as referred to in point (iii) above is not reached, the third RUPO shall be held.

(v)

the third RUPO may be held if attended by the Bondholders or represented by at least 3/4 (three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

2)	If the RUPO is requested by the Bondholder or the Trustee then it shall be held under the following conditions:

(i)

it shall be attended by the Bondholders or represented by at least 2/3 (two-thirds) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

(ii)	in case the quorum as referred to in point (i) above is not reached, the second RUPO shall be held.

(iii)

the second RUPO may be held if attended by the Bondholders or represented by at least 2/3 (two-thirds) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

(iv)	in case the quorum as referred to in point (iii) above is not reached, the third RUPO shall be held.

(v)

the third RUPO may be held if attended by the Bondholders or represented by at least 2/3 (two-thirds) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

3)	If the RUPO is requested by Bapepam-LK then it shall be held under the following conditions:

(i)	it shall be attended by the Bondholders or represented by at least 1/2 (half) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least 1/2 (half) of the total Bonds present at the RUPO.

(ii)	in case the quorum as referred to in point (i) above is not reached, the second RUPO shall be held.

(iii)

the second RUPO may be held if attended by the Bondholders or represented by at least  1/2 (half) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

(iv)	in case the quorum as referred to in point (iii) above is not reached, the third RUPO shall be held.

(v)

the third RUPO may be held if attended by the Bondholders or represented by at least  1/2 (half) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least  1/2 (half) of the total Bonds present at the RUPO.

b.	The RUPO for purposes other than amending the Trustee Agreement may be held under the following conditions:

1)

it shall be attended by the Bondholders or represented by at least 3/4 (three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least 3/4 (three-fourths) of the total Bonds present at the RUPO.

2)	in case the quorum as referred to in point (1) above is not reached, the second RUPO shall be held.

3)

the second RUPO may be held if attended by the Bondholders or represented by at least 3/4 (three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by at least 3/4 (three-fourths) of the total Bonds present at the RUPO.

4)	in case the quorum as referred to in point (3) above is not reached, the third RUPO shall be held.

5)	the third RUPO may be held if attended by the Bondholders or represented by at least 3/4

(three-fourths) of the total outstanding Bonds and shall be entitled to adopt valid and binding resolutions if approved by majority vote.

10.8

Any costs and expenses for holding the RUPO shall be borne by the Issuer and shall be paid to the Trustee no later than 7 (seven) Business Days after the request for such costs and expenses has been received by the Issuer from the Trustee set forth in the Trustee Agreement except for the RUPO due to the provisions set forth in Article 3 paragraph 3.7 letter b point 8 and point 9 which shall be the burden of and borne by the Trustee.

10.9	For the RUPO held, the Minutes shall be drawn up in the form of a Notarial deed.

10.10

Resolutions of the RUPO shall be binding on all Bondholders, the Issuer and the Trustee; therefore, the Issuer, the Trustee, and the Bondholder shall comply with the resolutions adopted at the RUPO. Resolutions of the RUPO on any amendments to the Trustee Agreement and/or other agreements with respect to the Bond shall be effective as from the date of signing of the amendment to the Trustee Agreement and/or other agreements with respect to the Bond.

10.11	The Trustee shall announce the results of the RUPO in 1 (one) daily newspaper published in Indonesian language having nationwide circulation; any costs and expenses incurred in connection with the announcement of the results of the RUPO shall be borne by the Issuer.

10.12

If the RUPO held resolves to make amendments to the Trustee Agreement and/or other agreements with respect to changes in Bond Principal value, Bold Interest rate, Bond Interest payment procedures, and changes in the tenor of the Bond and the Issuer refuses to sign the amendment to the Trustee Agreement and/or other agreements in relation thereto, then no later than 30 (thirty) Calendar Days from the resolution of the RUPO or such other dates as determined by the RUPO (if the RUPO resolves on a certain date for the signing of the amendment to the Trustee Agreement and/or other agreements) the Trustee shall be entitled to directly collect the Amount Payable from the Issuer without firstly holding the RUPO.

10.13

Further regulations on the holding of and procedures for the RUPO may be made and, if necessary, revised or amended by the Issuer and the Trustee with due observance of the laws and regulations in force in the Republic of Indonesia and the regulations of the Stock Exchange.

10.14	In the event of any inconsistencies between the provisions on the RUPO and the laws and regulations on the Capital Market then the laws and regulations on the Capital Market shall prevail.

ARTICLE 11

GUARANTEE

-This Bond shall not be secured by any specific collateral but shall be guaranteed by all assets of the Issuer in the form of movable or immovable goods now or hereafter existing in accordance with the provisions of Article 1131 and Article 1132 of the Indonesian Civil Code.

-The rights of the Bondholder shall rank pari passu without preferential rights with the rights of other creditors of the Issuer in accordance with applicable laws and regulations.

ARTICLE 12

TRUSTEE’S DEFAULT

-If the Trustee is in default of the Trustee Agreement then Article 1267 of the Indonesian Civil Code shall apply, except the right of the Issuer to request the cancellation of the Trustee Agreement.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

-The Issuer represents and warrants to the Trustee and the Bondholder as follows:

13.1	The Issuer is PT INDOSAT Tbk, having its domicile in Central Jakarta, whose articles of association and any amendments thereto have been described in the appearance section of this deed.

13.2	The main business activity of the Issuer is the network and telecommunication service provider in accordance with the articles of association.

13.3	As at the date of signing of this deed, the composition of the Board of Directors and the Board Commissioner of the Issuer is as follows:

BOARD OF DIRECTORS:

President Director	:	Mister HARRY SASONGKO TIRTOTJONDRO;

Director	:	Mister FADZRI SANTOSA;

Director	:	Mister FREDERIK JOHANNES MEIJER;

Director	:	Mister CURT STEFAN CARLSSON;

Director	:	Mister HANS CHRISTIAAN MORITZ;

BOARD OF COMMISSIONERS:

President Commissioner	:	Mister ABDULLA MOHAMMED S.A AL THANI;

Commissioner	:	Mister NASSER MOHD A. MARAFIH;

Commissioner	:	Mister RICHARD FARNSWORTH SENEY;

Commissioner	:	Mister RACHMAD GOBEL;

Commissioner	:	Mister RIONALD SILABAN;

Commissioner	:	Mister BENY ROELYAWAN;

Independent Commissioner	:	Mister ALEXANDER RUSLI;

Independent Commissioner	:	Mister SOEPRAPTO S.I.P;

Independent Commissioner*	:	Mister TH1A PENG HEOK;

Independent Commissioner*	:	Mister CHRIS KANTER;

apart from those mentioned above, no other persons or parties serve as a member of the Board of Directors and the Board of Commissioners of the Issuer.

13.4

The Bond Issuance Registration Statement and any amendments thereto as presented to Bapepam-LK and the Prospectus to be circulated do not contain incorrect information about material facts and do not neglect to state the important facts to be included or necessary to be included in order for the information therein not to be misleading and the preparation of the Prospectus meets the requirements stipulated by the Chairman of Bapepam-LK.

13.5

The Issuer has applied for and obtained all essential permits and licenses and approvals required to own and control its assets and may conduct its business and activities as it is carrying out now and to the best of its knowledge the Issuer does not infringe or violate or neglect to comply with applicable laws and regulations or essential permits and licenses required that may materially affect the business activities of the Issuer or any part of the assets of the Issuer.

13.6

As at the date of signing of this Trustee Agreement, the Issuer is not involved in a case, both civil and criminal, or in arbitration or administrative cases that may substantially affect the ability of the Issuer to perform its obligations under the Trustee Agreement and to the best of the Issuer’s knowledge, no cases, actions or claims against the Issuer exist or will be filed against the Issuer which may significantly materially affect the ability of the Issuer to perform its obligations under the Trustee Agreement or influence the business and activities of the Issuer except as stated in the legal reports that have been audited by the Legal Consultant Office of Assegaf Hamzah & Partners and for matters which have been fully disclosed in the Prospectus.

13.7	The signing of the Trustee Agreement, the Issuance Document and all documents and agreements relating to the

Issuer does not contravene or will not be a breach of the terms and conditions and/or is not a default under the loan agreement, the mortgage or other agreements or documents to which the Issuer is a party on the date the Trustee Agreement is signed or under the articles of association of the Issuer and other laws and regulations in force in Indonesia and which apply to the Issuer or a binding final decision issued by the competent Indonesian judicial bodies or bodies of the Government of the Republic of Indonesia to the Issuer, significantly impacting on the Issuer’s business.

13.8

Except the obligations as shown in the annual financial statements as at 31-12-2011 (the thirty-first day of December, two thousand eleven) that have been audited by the Public Accountant Office of Purwantono, Suherman & Surja, for the Bond Issuance notified in writing by the Issuer to the Trustee, the Issuer has no other essential and significant obligations or does not have a contingent liability other than liabilities arising in the ordinary course of business of the Issuer and obligations relating to the Bond mentioned above.

13.9

The Issuance Document and all documents relating to the Issuance Document to which the Issuer is a party have been properly made by the Issuer in accordance with the requirements under the prevailing laws and regulations and duly signed on behalf of the Issuer and are a valid and binding obligation for the Issuer which may be executed in accordance with its terms, unless restricted by the laws and regulations in force in Indonesia.

13.10

The representations and warranties of the Issuer shall be deemed to apply on and as from the effective date and to meet the requirements for listing on the Stock Exchange until the total Amount Payable by the Issuer to the Bondholder and the Trustee is paid in full provided that any changes in the representations and warranties of the Issuer mentioned above shall be informed in writing by the Issuer to the Trustee.

13.11

The person(s) signing the Trustee Agreement and other agreements relating to the Bond Issuance on behalf of the Issuer are the person(s) fully entitled and authorized to sign the agreements mentioned above.

13.12

To the best of the Issuer’s knowledge, all financial statements that have been and/or will be given by the Issuer to the Trustee accurately and correctly describe and show the financial condition and assets of the Issuer.

13.13	The Issuer hereby indemnifies the Trustee from any liability in connection with the representations and warranties given by the Issuer in the Trustee Agreement.

13.14	In the event the Bond has matured, the Issuer is willing and required to be financially and legally responsible for the entire settlement of the Bond Principal and Bond Interest.

ARTICLE 14

NOTICES

-All notices from one Party to the other Party to the Trustee Agreement shall be deemed to have been validly and properly made if they are signed by an authorized Party, which parties shall be determined jointly by the Issuer and the Trustee, and sent to the address mentioned below, shown beside the name of the party, and given in writing, signed and delivered by registered mail or in person by receiving an appropriate receipt:

-The ISSUER:

PT INDOSAT Tbk;

Address	:	Jalan Medan Merdeka Barat number 21, 19th Floor;

Jakarta 10110;

Phone	:	(021) 30440158;

Fax	:	(021) 30000846;

For the attention of	:	the Board of Directors;

-The TRUSTEE:

PT BANK RAKYAT INDONESIA (Persero) Tbk;

Address	:	Desk Investment Banking, Treasury Division;

BRI II Building 3rd Floor;

Jalan Jenderal Sudirman number 44-46,

Jakarta 10210;

Phone	:	(021) 5709060 Ext 2371 and (021) 2500124;

Fax	:	(021) 2511647;

For the attention of	:	Head of Treasury Division/Head of Investment Banking Desk;

-Every change of address of either Party shall be notified to the other Party, not later than 7 (seven) Business Days after the change of address.

ARTICLE 15

OTHER PROVISIONS

15.1

The parties hereto agree that either party shall not be responsible for any costs, Penalties, losses, failures or delays in fulfilling their respective obligations under the Trustee Agreement, directly caused by events relating to circumstances beyond the capability and control of the parties (Force Majeure).

15.2

In the event of Force Majeure, the affected party shall notify the other party in writing not later than 7 (seven) Business Days after the occurrence of Force Majeure, accompanied by supporting evidences. The Trustee and the Issuer shall assess whether the event is actually Force Majeure as defined in the Trustee Agreement, but if no agreement as to whether or not the event is categorized as Force Majeure is reached then the Trustee may summon the RUPO as determined in Article 10 of the Trustee Agreement.

15.3

The Force Majeure occurrence shall not eliminate the obligation of the Issuer to continue making the Principal Bond settlement, the Payment of Bond Interest and Penalties not caused by Force Majeure (if any) to the Bondholder, and the payment of the Trustee’s fee and Penalties not caused by Force Majeure (if any).

15.4	The Trustee Agreement shall be effective as from the date of signing of the Trustee Agreement, and the Trustee Agreement shall automatically expire in the event:

a.	The Registration Statement Becoming Effective is not obtained no later than six (6) months from 31-12-2011 (the thirty-first day of December, two thousand eleven); or

b.	Bond Listing is not conducted within 1 (one) Business Day after the Distribution Date by reason of nonfulfillment of the requirements for listing on the Stock Exchange; or

c.	The Public Offering as determined in the Bond Underwriting Agreement is cancelled; or

d.	All rights and obligations as specified in the Trustee Agreement are fulfilled.

15.5

The rights and obligations of either party to the Trustee Agreement may not be assigned and/or transferred in any way to any other parties, except with the approval of Bapepam-LK and the parties hereto with due observance of the laws and regulations in force in the Republic of Indonesia.

15.6	Any amendments to the Trustee Agreement may be made under the following conditions:

1)

If the amendment to the Trustee Agreement is to be made prior to the Issuance Date, the amendment and/or addition to the Trustee Agreement shall be made in a written agreement signed by the Trustee and the Issuer and after having been made, the amendment shall be notified to Bapepam-LK without prejudice to the laws and regulations in force in the Republic of Indonesia.

2)	If the amendment to the Trustee Agreement is to be made on and after the Issuance Date, the amendment to the Trustee Agreement may be made only after obtaining approval from the RUPO and the amendment and/or addition shall be made in a written agreement signed by the Trustee and the Issuer.

15.7

Should either party fail to fulfill an obligation duly arising from the Bond or the Issuance or under the Trustee Agreement, the Acknowledgment of Debt, other agreements or documents made or issued in connection with the Bond Issuance, that party shall be deemed to have defaulted its obligations by the lapse of time alone, and therefore no other evidence and/or information of any kind shall be required.

15.8

The procedures and other requirements for the Bond Issuance shall be determined jointly by the Issuer and the Trustee with due observance of the laws and regulations in force in the Republic of Indonesia.

15.9

The Trustee’s certificate about the total amount of money, both the Bond Principal and the Bond Interest, and other amounts of money at any time due and payable by the Issuer to the Bondholder, either under the Bond or under the Acknowledgement of debt, shall be a perfect and binding evidence in all cases before all judicial bodies everywhere, without prejudice to the right of the Issuer to prove that the actual amount payable by the Issuer is less than amount determined by the Trustee. In the event of any discrepancies in the calculation of the payment obligations of the Issuer, the Trustee together with the Issuer shall make a recalculation.

15.10

The Issuer hereby expressly commits itself (now and in the future after the Public becomes a Bondholder) to the Bondholder and the Trustee to comply with all the terms in the conditions of the Bond mentioned above, the provisions of the Trustee Agreement and the Acknowledgment of Debt as if those conditions are made as the commitment between the Issuer and each Bondholder.

15.11	The Trustee Agreement shall be valid and binding upon the Parties and any successor(s) and assign(s) of either party.

15.12

Except as otherwise provided in the Trustee Agreement, if the dates specified for Bond Interest payment and/or Bond Principal settlement fall on a day that is not a Bourse Day, then the payment shall be made on the next succeeding Bourse Day, and if the dates specified for making a payment for either party to take certain legal actions fall on a day that is not a Bourse Day then the payment and/or legal actions should be made on the next succeeding Bourse Day.

15.13	Under Bapepam-LK Rule Number VI.C.4, the duties and obligations of the Paying Agent shall be as follows:

1.

to inform the Issuer of the amount of money that must be paid by the Issuer for the payment of Bond Interest and/or Bond Principal with a copy forwarded to the Trustee no later than 2 (two) Bourse Days prior to the Bond Principal Settlement Date and/or the Bond Interest Payment Date.

2.

to make Bond Interest payment and/or Bond Principal settlement on the Bond Principal Settlement Date and/or the Bond Interest Payment Date at certain hours that allow the account holder to provide fund transfer instructions through clearing on the same day, with due observance of the Paying Agent Agreement.

3.	to be fully responsible for making the payment of Bond Interest and/or Bond Principal in accordance with the time agreed in the Trustee Agreement.

4.	to submit a report in writing to the Trustee on the fulfillment of obligations of the Issuer in accordance with the Trustee Agreement no later than 2 (two) Business Days after payment.

15.14	Reporting:

1.	The Trustee shall report to Bapepam-LK no later than 2 (two) Business Days after finding indications of the Issuer’s default. The indications of the

Issuer’s Default must be obtained by the Trustee; with sufficient evidence according to an analysis of the Trustee the Issuer shall submit a Trustee replacement report to Bapepam-LK no later than 2 (two) Business Days after the appointment of a new trustee.

2.	The replaced trustee shall submit a replacement trustee report to Bapepam-LK no later than 2 (two) Business Days after the appointment of a new trustee.

3.	The Trustee replacement report shall at least contain:

a.	Reasons for the replacement; and

b.	New trustee.

4.

All reports related to the Trustee Agreement shall be submitted to Bapepam-LK in writing. In case the obligation to submit reports as referred to this point 5 is due on a Saturday or a holiday, the report shall be submitted on the next succeeding Business Day.

15.15

The Issuer shall pay costs including costs and expenses for the creation of this deed, the deed of Acknowledgement of Debt and other agreements, documents and guarantee facilities in connection with or in relation to the Bond Issuance (including taxes on costs for the creation of such deeds), Bond Issuance supporting facilities, costs and expenses for the execution of documents including costs and expenses for announcements in newspapers and such agreements both outside and through judicial bodies including but not limited to stamp duty and other taxes and lawyer’s fees (if any).

15.16

The Trustee Agreement shall constitute a final agreement and approval reached by the Parties to the Trustee Agreement, with respect to the matters contained in the Trustee Agreement and its exhibits (if any), and thus the Trustee Agreement shall supersede and replace all approvals, agreements and commitments that have been made by the Parties prior to the signing of the Trustee Agreement, whether made verbally or in writing, either made directly or indirectly, in respect of the matters contained in the Trustee Agreement.

15.17	The Trustee Agreement and its implementation shall be governed by and construed in accordance with the laws of the Republic of Indonesia.

15.18	The headings of each Article are inserted for convenience only and shall not be used or considered in the interpretation of an Article or paragraph of this Trustee Agreement.

ARTICLE 16

DISPUTE SETTLEMENT

16.1

All disputes or differences of opinion which may arise out of or in relation to or in connection with the Trustee Agreement shall be amicably settled between the parties. In the event such amicable settlement cannot be reached within 30 (thirty) Calendar Days from the date of written notice from either party of the dispute or difference of opinion (the “Grace Period”), such dispute or difference of opinion shall be settled through the Indonesian Capital Market Arbitration Board (BAPMI) using BAPMI rules and subject to Law number 30 of 1999 (one thousand nine hundred ninety nine) on Arbitration and Alternative Dispute Resolution (“Arbitration Law”) and any amendments thereto, unless expressly otherwise provided in the Trustee Agreement.

16.2	The parties hereto agree that the arbitration shall be conducted in the following procedure:

(i)	Arbitration proceedings shall be held in Jakarta, Indonesia, and in Indonesian language;

(ii)	At the latest within 30 (thirty) Calendar Days from the expiration of the Grace Period, any of the parties in dispute shall appoint an arbitrator;

(iii)	The two arbitrators elected by either party shall no later than 30 (thirty) Calendar Days from the period specified in paragraph 16.2 (ii) appoint and elect the third arbitrator who shall act as chairman of the arbitral tribunal;

(iv)

If no agreement is reached in appointing the third arbitrator, then the election and appointment of the arbitrator/arbitral tribunal shall be referred to the Chairman of the BAPMI in accordance with BAPMI rules;

(v)	The parties to the Trustee Agreement shall assist the arbitral tribunal in obtaining all the information necessary to settle the dispute as appropriate;

(vi)

The arbitral tribunal shall examine the case and dispute pursuant to the provisions of and interpretation in accordance with the laws of Indonesia and the purposes and objectives of the Trustee Agreement and the Issuance document. In accordance with the provisions of Article 60 of the Arbitration Law, the decision of the arbitral tribunal shall be final and absolutely binding upon the parties in dispute and shall be executed in Jakarta or at the place where the defendant has its domicile. The parties to the Trustee Agreement agree and covenant not to challenge the decision of the arbitral tribunal, or demand the cancellation of the arbitral tribunal’s decision in any courts;

(vii)	To implement the decision of the BAPMI, the parties agree to select and choose general and permanent domicile at the Clerk’s Office of the District Court in Central Jakarta;

(viii)	All costs and expenses incurred in connection with the arbitration proceedings shall be borne by either party;

16.3	All rights and obligations of the parties under the Trustee Agreement and the Issuance document shall continue to apply during the arbitration process.

-The appearers hereby assure the authenticity of their identities as contained in the identity cards presented to me, Notary Public, and are fully responsible therefor, and the appearers further represent to have understood the contents of this deed.

-The appearers are known to me, Notary Public, as per their identifications.

IN WITNESS WHEREOF

-This deed is drawn up as minutes and read and signed in Jakarta, on the day and year first hereinabove written, in the presence of:

1.

-Mistress INDAH FATMAWATI, Sarjana Hukum, born in Jakarta, on 28-07-1959 (the twenty-eighth day of July, one thousand nine hundred fifty nine), Indonesian Citizen, residing in South Jakarta, Tebet Timur Dalam V K/4, Rukun Tetangga 003, Rukun Warga 006, Kelurahan Tebet Timur, Kecamatan Tebet.

-Holder of Citizen Identity Card number: 09.5007.680759.0199.

2.

Mistress LENI LASTIMI RATNAWATI, born in Kuningan, on 08-02-1973 (the eighth day of February, one thousand nine hundred seventy three), Indonesian Citizen, residing in South Jakarta, Jeruk Purut, Rukun Tetangga 001, Rukun Warga 003, Kelurahan Cilandak Timur, Kecamatan Pasar Minggu.

-Holder of Citizen Identity Card number: 09.5304.480273.0451.

both Notary Public’s assistants, as witnesses.

-Immediately, after I, Notary Public, recited the outlines of this deed, as this deed has been properly discussed by the parties, to the appearers and the witnesses, then this deed was duly signed by the appearers, the witnesses, and myself, Notary Public.

-Executed with two deletions with substitutions.

= GIVEN AS A TRUE COPY =

[signed and sealed and Rp6,000 revenue-stamped]

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta, 14 February 2013

/s/ Abdul Djalal Chusairi Abdul Djalal Chusairi Gubernatorial Decree Number: 1715/2000